UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

COLLEGIUM PHARMACEUTICAL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Collegium.
PHARMACEUTICAL

Healthier people.
Stronger communities.

Collegium Pharmaceutical, Inc.

2025 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2024 AT A GLANCE

$631.4M	$162.8M	$60M
Record Revenue	Cash & Marketable Securities Balance as of Year-End 2024	Returned to Shareholders Under Share Repurchase Program

Healthier people. Stronger communities.

Collegium is building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions. The Company has a leading portfolio of responsible pain management medications and recently acquired Jornay PM, a treatment for ADHD, establishing a presence in neuropsychiatry. Collegium’s strategy includes growing its commercial portfolio, with Jornay PM as the lead growth driver, and deploying capital in a disciplined manner. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

Our Core Values

Dear Collegium Shareholders,

2024 was a transformational year for Collegium Pharmaceutical. We delivered on our key business and financial objectives, including expanding our product portfolio, executing on our capital deployment strategy, generating operating cash flows, and delivering strong financial results, which led to achieving record net product revenue. We are proud of these accomplishments, which advance our mission of building a leading, diversified biopharmaceutical company committed to helping improve the lives of people living with serious medical conditions.

In September 2024, we closed the acquisition of Ironshore Therapeutics, Inc. (“Ironshore”), which included Jornay PM for the treatment of attention deficit hyperactivity disorder (“ADHD”). This acquisition has established our presence in neuropsychiatry and provides an initial step towards diversifying our business beyond the chronic pain market. Jornay PM is now poised to become our lead growth driver in 2025 and beyond. In connection with the acquisition of Ironshore, we secured $646.0 million financing from funds managed by Pharmakon Advisors, LP (“Pharmakon”). The new five-year term loan was used to repay our prior term loan, reducing our interest rate by 300 basis points, and the remaining $325.0 million, along with our cash on-hand was used to fund the all-cash acquisition.

In June 2024, we redeemed the remaining $26.4 million aggregate principal amount of our 2.625% convertible senior notes due in 2026. During 2024, we also repurchased $60.0 million of Collegium shares at a weighted-average price of $31.88 per share. To date, we have returned $197.0 million in capital to shareholders at an average price per share of $24.00.

2024 was also marked by important, positive developments within our pain franchise. We secured a six-month extension of U.S. pediatric exclusivity for the Nucynta® IR and Nucynta® ER (the “Nucynta products”), extending the market exclusivity to January 3, 2027 for Nucynta IR, and December 27, 2025 for Nucynta ER. These extensions enhance the value of the Nucynta franchise and bolsters our near-term outlook. And importantly, our portfolio of pain medicines achieved record-setting sales in 2024. For the first time, annual net sales for Belbuca® exceeded $200.0 million while net sales of Xtampza® ER grew to over $190.0 million, also representing its strongest year.

More recently, in early 2025, we strengthened our Board of Directors and Executive Leadership team with the addition of accomplished industry leaders who will play a critical role as we further advance our business. Beyond achieving our business objectives, Collegium employees continued to make a positive impact in the community by driving meaningful change through our commitment to “Do Good as We Do Well.” Everything we do at Collegium is guided by our dedication to serving as responsible corporate citizens and holding ourselves accountable to the highest ethical standards. Reflecting this unwavering commitment to integrity, accountability and responsibility in all aspects of our business, we recently issued our third annual Environmental, Social and Governance report highlighting our commitment to community service, shaping the next generation of life science leaders, and reducing our environmental impact through sustainability efforts.

This is an exciting time for Collegium. The achievement of our financial commitments and the execution of our strategic priorities in 2024 position us for a new phase of growth in 2025 and beyond. Looking ahead, we are focused on driving accelerated growth for Jornay PM, maximizing our pain portfolio, and strategically deploying capital to expand our portfolio, as we did with the Ironshore acquisition, as well as opportunistically leveraging our share repurchase program and rapidly paying down debt to strengthen our financial position. Accomplishing these objectives will create long-term value for our shareholders and ensure the sustainability of our business and the health of our broader communities.

Thank you for your investment and confidence in Collegium.

Sincerely,

Vikram Karnani

President and Chief Executive Officer

100 Technology Center Drive, Suite 300 • Stoughton, MA 02072 • collegiumpharma.com • (781) 713-3699

100 Technology Center Drive, Suite 300
Stoughton, MA 02072

Notice of 2025 Annual Meeting of Shareholders of Collegium Pharmaceutical, Inc.

When	Record Date
Thursday, May 15, 2025 8:30 a.m. Eastern Time

Only shareholders of record at the close of business on March 25, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment thereof.

Where
www.meetnow.global/MZQSZJF

Item of Business		Board Recommendation
1	To elect eight director nominees, each to serve for a one-year term extending until our 2026 Annual Meeting of Shareholders and their successors are duly elected and qualified	FOR each nominee
2	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement	FOR
3	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers	FOR “One Year”
4	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR
5	To approve the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan	FOR
6	To transact any other business properly brought before the Annual Meeting

How to Vote

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual Meeting, we encourage you to vote as soon as possible using one of the following methods. Have your proxy card or voting instruction form with your control number and follow the instructions.

	Internet	Telephone	Mail	At the Annual Meeting
Registered Holders	www.envisionreports.com/COLL	Within the United States and Canada, 1-800-652-8683 (toll-free)	Return a properly executed proxy card	Attend the Annual Meeting and vote online using your control number
Beneficial Owners (Holders in street name)	www.envisionreports.com/COLL	Not applicable	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the Annual Meeting, you will need to contact your broker, bank or other nominee to obtain your control number
Deadline	11:59 p.m. Eastern Time on May 14, 2025, if you are a registered holder. If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee.

You can find more information, including with respect to each proposal, in the attached proxy statement. This year’s Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/MZQSZJF, where you will be able to listen to the Annual Meeting live, submit questions, and vote. The list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting by shareholders for any purpose germane to the Annual Meeting, or upon request, 10 days prior to the Annual Meeting at our principal executive office, 100 Technology Center Drive, Suite 300, Stoughton, MA 02072. Please read the enclosed information carefully before submitting your proxy.

By Order of the Board of Directors,

/s/ DAVID DIETER
David Dieter
Executive Vice President, General Counsel and Corporate Secretary

Stoughton, Massachusetts

March 28, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2025

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 2, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on March 25, 2025, the record date for the Annual Meeting. Copies of this proxy statement, the form of proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) are available without charge at www.envisionreports.com/COLL, by telephone at 1-866-641-4276, or by notifying our Corporate Secretary, in writing, at Collegium Pharmaceutical, Inc., 100 Technology Center Drive, Suite 300, Stoughton, MA 02072.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “forecasts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this proxy statement include, among others, statements relating to our business plans, objectives and expected operating results. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company’s current expectations, including risks described under the heading “Risk Factors” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this proxy statement speak only as of the date hereof. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

-i-

2025 PROXY STATEMENT SUMMARY

This proxy statement is furnished to shareholders of Collegium Pharmaceutical, Inc. in connection with the solicitation of proxies by our board of directors (the “board”). In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Collegium,” the “Company,” “our,” “we” or “us” refers to Collegium Pharmaceutical, Inc. and its subsidiaries. The Notice will first be mailed to shareholders on or about April 2, 2025. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider. You should read the entire proxy statement carefully before voting.

2025 Annual Meeting

When	Record Date
Thursday, May 15, 2025 8:30 a.m. Eastern Time

Only shareholders of record at the close of business on March 25, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment thereof.

Where
www.meetnow.global/MZQSZJF

Item of Business		Board Recommendation	See Page
1	To elect eight director nominees, each to serve for a one-year term extending until our 2025 Annual Meeting of Shareholders and their successors are duly elected and qualified	FOR each nominee	13
2	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement	FOR	41
3	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers	FOR “One Year”	84
4	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	85
5	To approve the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan	FOR	88
6	To transact any other business properly brought before the Annual Meeting

About Collegium

Record Date Shares Outstanding	32,131,798 shares	Exchange	Nasdaq Global Select Market
Stock Symbol	COLL	Transfer Agent	Computershare Trust Company, N.A.

Our Mission

Collegium Pharmaceutical is building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions.

Our Values

2024 Business Performance

•	Product revenues, net for the year ended December 31, 2024 (FY 2024) were $631.4 million, up 11% year-over-year from 2023
•	Grew full-year Jornay PM prescriptions 31% year-over-year and Belbuca prescriptions 3.8% year-over-year
•	Closed Ironshore Acquisition and completed integration of Ironshore operations, establishing presence in neuropsychiatry (ADHD)
•	Secured a $646.0 million financing and used proceeds to repay prior term loan, reducing interest rate by 300 basis points, and the remaining proceeds, along with cash on-hand, to fund the acquisition of Ironshore
•	Appointed Vikram Karnani as President and Chief Executive Officer

•	Returned $60.0 million in capital to shareholders in 2024 under the share repurchase program authorized by our board of directors in January 2024
•	Called and redeemed all $26.4 million aggregate principal amount of 2.625% Convertible Senior Notes due in 2026
•	Entered into an authorized generic agreement with Hikma Pharmaceuticals USA Inc. (“Hikma”), under which Hikma has the exclusive right to sell the authorized generic versions of the Nucynta products in the United States
•	Ended the year with over $162.0 million in cash and marketable securities.

Corporate Governance Highlights

Corporate Governance Best Practices
✓ 8 of our 9 current directors are independent, including all committee members	✓ Annual director self-evaluation and committee assessment to ensure Board effectiveness
✓ Regular executive sessions of independent directors	✓ All directors attended at least 75% of 2024 meetings
✓ Lead Independent Director	✓ Robust risk oversight, including separate compliance committee
✓ Ongoing Board refreshment and balance of new and experienced directors	✓ Code of Business Conduct and Ethics
✓ No over-boarding	✓ Active shareholder engagement
✓ Majority vote director resignation policy	✓ Commitment to ESG

Environmental, Social, Governance Highlights

Our commitment to serving as a responsible corporate citizen is rooted in our longstanding history of advancing our mission, executing our commercial strategy, governing our business to drive efficiency and value creation, and supporting our communities. As we strive to make an impact through our business and initiatives to “Do Good as We Do Well,” we have prioritized corporate governance and risk mitigation; employee development and culture; our environmental footprint; and giving back to our communities. Our 2024 corporate scorecard included environmental stewardship objectives, focusing on sustainability and environmental impact.

In February 2025, we published our third annual ESG report on our corporate website highlighting our ESG accomplishments to date. The information contained in our ESG report is not a part of, nor is it incorporated by reference into, this proxy statement.

Board of Directors Overview

					Collegium Board Committees
	Age	Director Since	Independent(1)	Total Current Public Company Boards	Audit	Nominating and Corporate Governance	Compensation	Compliance
Michael Heffernan, R.Ph.(2)	60	2003		4
Vikram Karnani	50	2024		1
Rita Balice-Gordon, Ph.D.	64	2020		1
Garen Bohlin	77	2015		2
John Fallon, M.D.	77	2016		1
John Freund, M.D.	71	2014		3
Nancy Lurker(3)	67	2025		3
Gwen Melincoff (4)	73	2017		3
Gino Santini	68	2012		2
Meetings in 2024		Board: 9			8	2	5	3

(1)	Independence under Nasdaq criteria.
(2)	Mr. Heffernan will not stand for re-election at the Annual Meeting.
(3)	Ms. Lurker joined our board in February 2025.
(4)	Ms. Melincoff will not stand for re-election at the Annual Meeting.

Committee Chair	Committee Member	Board Chairman	Lead Independent Director	Audit Committee Financial Expert

Board Attributes

Board Independence, Tenure and Age as of the Record Date

8 of 9

board members are independent

Board Skills and Experience Matrix

The matrix below displays the top areas of the skills and experience of each of our directors and director nominees. The absence of a check mark below does not mean the director does not possess that skill or experience, instead these are the skills and experience most considered by the nominating and corporate governance committee and the Board in making nomination decisions and as part of the board succession planning process.

Director	Senior Leadership	Finance and Accounting	Business Development & M&A	Human Capital Management	Operations, Manufacturing, & Supply Chain	Other Public Board & Governance	Commercial Pharma Experience	Drug Development & Regulatory
Michael Heffernan, R.Ph.
Vikram Karnani
Rita Balice-Gordon, Ph.D.
Garen Bohlin
John Fallon, M.D.
John Freund, M.D.
Nancy Lurker
Gwen Melincoff
Carlos Paya, M.D., Ph.D.
Gino Santini

Executive Compensation Highlights

We have designed our executive compensation program to motivate our management team to create long-term value for our shareholders through the achievement of strategic business objectives, while effectively managing the risks and challenges inherent to a growing specialty pharmaceutical company. Specifically, our executive compensation program is designed to promote the achievement of key strategic objectives by linking executives’ short- and long-term cash and equity incentives to the achievement of measurable performance goals.

Compensation Policies and Practices

Things We Do	Things We Don’t Do
✓
Independent compensation committee that approves all compensation for our named executive officers other than our Chief Executive Officer, whose compensation is approved by the Board
✓
Independent compensation consultant
✓
Annual say-on-pay vote
✓
Compensation committee assesses compensation practices to eliminate excessive risk
✓
Maintain a recoupment policy which requires us to seek the repayment of performance-based compensation in the event of a restatement of our financial results
✓
Pay-for-performance philosophy

×
No excise tax gross-ups in the event of a change of control
×
No pensions or any other enhanced benefit programs beyond those typically available to all employees
×
Limited perquisites
×
No hedging or pledging of company stock
×
No option repricing

✓ Maintain stock ownership guidelines

Say-on-Pay Advisory Vote

The compensation committee believes that our recent say-on-pay votes affirm our shareholders’ support of our approach to executive compensation. In 2024, the annual say-on-pay vote reflected overwhelming support of our executive compensation program, with approximately 99% of votes cast supporting such program. We look forward to continuing to receive feedback from our shareholders through the annual say-on-pay advisory vote and to incorporating the feedback we receive as we evolve our executive compensation program.

2024 Compensation Highlights

•	In recent years we have continued to work to align our executive compensation programs with shareholder interests as compensation earned under these programs is substantially linked to the achievement of our corporate performance goals.
•	Consistent with our pay-for-performance philosophy, in 2024 our executive compensation programs reflected a heavy emphasis on performance-based compensation, with the performance measures of our variable compensation components – our target annual cash incentive and long-term equity incentives – being primarily based on the achievement of our 2024 corporate performance goals and our relative total shareholder return.
•	Reflective of our continued commitment to ESG, our 2024 corporate scorecard included environmental stewardship objectives, focusing on sustainability and environmental impact.

General Information about the Meeting

Proxy Solicitation

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof and we have retained Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies. This proxy statement contains information on these matters to assist you in voting your shares.

On or about April 2, 2025, we will begin mailing the Notice to all shareholders of record on our books at the close of business on March 25, 2025, the record date for the Annual Meeting. Copies of this proxy statement, the form of proxy card, and the 2024 Form 10-K are available without charge at www.envisionreports.com/COLL, by telephone at 1-866-641-4276, or by notifying our Corporate Secretary, in writing, at Collegium Pharmaceutical, Inc., 100 Technology Center Drive, Suite 300, Stoughton, MA 02072.

We have filed the 2024 Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.collegiumpharma.com/sec-filings.

Shareholders Entitled to Vote

All shareholders of record of our common stock at the close of business on March 25, 2025, or the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that date, 32,131,798 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

Voting Methods

You may cast your vote in any of the following ways:

	Internet	Telephone	Mail	At the Annual Meeting
Registered Holders	www.envisionreports.com/COLL	Within the United States and Canada, 1-800-652-8683 (toll-free)	Return a properly executed proxy card	Attend the Annual Meeting and vote online using your control number
Beneficial Owners (Holders in street name)	www.envisionreports.com/COLL	Not applicable	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the Annual Meeting, you will need to contact your broker, bank or other nominee to obtain your control number
Deadline	11:59 p.m. Eastern Time on May 14, 2025, if you are a registered holder. If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee.

How Your Shares Will be Voted

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted “FOR” each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on May 14, 2025.

•	Sign a new proxy and submit it by mail to Computershare Investor Services, PO BOX 43101, Providence, RI 02040-5067, Attention: Proxy Tabulation, who must receive the proxy card no later than May 14, 2025. Only your latest dated proxy will be counted.
•	Attend the Annual Meeting and vote as instructed above. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.
•	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy. If your shares are held in “street name,” you should contact your broker, bank or nominee for information on how to change your voting instructions. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a “legal proxy” from your broker, bank or nominee.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

If you have any questions or require any assistance in voting your shares, please call Innisfree at 877-800-518.

Deadline for Voting

The deadline for voting by telephone or Internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time on May 14, 2025. If you are a registered shareholder and virtually attend the Annual Meeting, you may deliver your vote online during the Annual Meeting. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Broker Voting and Votes Required for Each Proposal

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. This proxy statement has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the materials made available or by following their instructions for voting on the Internet.

A broker non-vote occurs when a broker or other nominee that holds shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes the voting matters, votes required, how broker non-votes and abstentions are treated with respect to our proposals, and broker discretionary voting authority:

VOTING MATTERS	VOTES REQUIRED	TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	BROKER DISCRETIONARY VOTING
PROPOSAL 1: To elect eight director nominees, each to serve for a one-year term extending until our 2026 Annual Meeting of Shareholders and their successors are duly elected and qualified	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
PROPOSAL 2: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
PROPOSAL 3: To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
PROPOSAL 4: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Majority of the votes cast	Abstentions and broker non-votes, if any, will not be taken into account in determining the outcome of the proposal	Yes
PROPOSAL 5: To approve the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Quorum

The holders of a majority of the 32,131,798 shares of common stock outstanding as of the Record Date, either present in person or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance or represented by proxy at the Annual Meeting, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present.

Participating in the Annual Meeting

Our Annual Meeting will be a completely virtual meeting conducted via live webcast. There will be no physical meeting location. We have adopted a virtual format for the Annual Meeting to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all shareholders regardless of their location.

To participate in the virtual meeting, visit www.meetnow.global/MZQSZJF. You will need to enter the 15-digit control number included on your Notice or on your proxy card. The meeting will begin promptly at 8:30 a.m. ET on May 15, 2025. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong wifi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in prior to the start of the meeting.

This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. Questions may be submitted through www.meetnow.global/MZQSZJF. We will post questions and answers if applicable to our business on our website, www.collegiumpharma.com, under the “Investors” section shortly after the meeting.

If you are a registered holder and wish to vote at the meeting, you will need the 15-digit control number provided on your proxy card. If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you will need to register in advance to attend the Annual Meeting online and you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. To register to attend the Annual Meeting online, you must submit proof of your legal proxy reflecting your holdings along with your name and email address to Computershare Trust Company, N.A. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 14, 2025. You will receive confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed by (i) email to legalproxy@computershare.com, with a forward of the email from your broker or attachment of an image of your legal proxy, or (ii) by mail to Computershare Trust Company, N.A., Collegium Pharmaceutical, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Proxy Solicitation Costs

We pay the cost of soliciting proxies. We have retained Innisfree to assist us in soliciting proxies, for which we will pay Innisfree a fee of approximately $30,000 plus out-of-pocket expenses. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies.

1. Corporate Governance and Board Matters Proposal

Election of Directors

Board Composition

Board Refreshment

Our Board is committed to thoughtful board refreshment and ongoing succession planning. Our Board currently consists of nine members. In February 2025, we appointed Nancy Lurker, an independent director, to our Board. In addition, our Board is nominating distinguished industry leader Carlos Paya M.D., Ph.D. to stand for election to our Board as an independent director at the Annual Meeting.  In connection therewith, in March 2025, Mr. Heffernan and Ms. Melincoff notified our Board that they will not stand for re-election at the Annual Meeting and will be retiring from the Board at that time.

Mr. Heffernan’s retirement follows 22 years of distinguished service to the Company as founder, Chairman of the Board and Chief Executive Officer (until 2018).  Mr. Heffernan also served as interim Chief Executive Officer in 2024, leading the Company through a Chief Executive Officer transition and the Ironshore Acquisition.  Ms. Melicoff has served as a director of the Company since 2017.  We thank Mr. Heffernan and Ms. Melincoff for their combined 30 years of service to our Company, our board, and our shareholders.

Our Board has elected to reduce the size of the Board from nine to eight directors, effective as of the date of the Annual Meeting.  In addition, effective as of the Annual Meeting, Mr. Santini, Lead Independent Director of the Board, will succeed Mr. Heffernan as Chairman of the Board.

Director Nominees

Upon the recommendation of the nominating and corporate governance committee, each of the following directors has been nominated for election at our 2025 Annual Meeting of Shareholders, and each has agreed to stand for election:

• Vikram Karnani	• John Fallon, M.D.
• Rita Balice-Gordon, Ph.D.	• Nancy Lurker
• Garen Bohlin	• Carlos Paya, M.D., Ph.D.
• John Freund, M.D.	• Gino Santini

If the director nominees are elected at the Annual Meeting, then each nominee will serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

Elected directors hold office until their death, resignation or removal or their successors are duly elected and qualified. In accordance with our articles of incorporation and bylaws, our directors may fill existing vacancies on our Board (including vacancies resulting from an increase in the number of directors) by appointment. Pursuant to the Virginia Stock Corporation Act, the term of office of a director elected by our Board to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

Vote Required

Our directors are elected by a majority of the votes cast. Pursuant to our bylaws, a majority of votes cast means that if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election, such nominee is elected. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” a director’s election and will have no impact on the outcome of the election of directors.

The Board of Directors recommends voting FOR the election of each director nominee.

If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no contrary indication is made, proxies are to be voted “FOR” each of the nominees, or, if any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), proxies are to be voted “FOR” any nominee who is designated by our Board to fill the vacancy.

Nominees for Election

The following table sets forth certain information, as of April 2, 2025, with respect to each of our director nominees.

: 2024
VIKRAM KARNANI
Age: 50 Director Since: 2024	Committee Memberships: None	Other Public Directorships: None

Mr. Karnani has served as our President and Chief Executive Officer, and a director, since November 2024. Mr. Karnani previously served as Executive Vice President and President, Global Commercial Operations and Medical Affairs at Amgen Inc. (“Amgen”), a global biotechnology company. Mr. Karnani joined Amgen in October 2023 through Amgen’s acquisition of Horizon Therapeutics plc (“Horizon”). Mr. Karnani joined Horizon in 2014, holding numerous leadership positions including Executive Vice President and President, International, from August 2020 until October 2023; Executive Vice President and Chief Commercial Officer from March 2018 to August 2020; Senior Vice President, Rheumatology Business Unit from February 2017 to March 2018; and General Manager, Specialty Business Unit from July 2014 until February 2017. Prior to joining Horizon, Mr. Karnani was with Fresenius Kabi AG (“Fresenius Kabi”), a global health care company, where he served as Vice President of the therapeutics and cell therapy business from October 2011 to July 2014. Mr. Karnani also held various positions in business development, corporate strategy and strategic marketing within Fenwal Inc., a global blood technology company that was acquired by Fresenius Kabi, from November 2008 to October 2011. Mr. Karnani has a master’s degree from the Kellogg School of Management at Northwestern University, a master’s degree in electrical engineering from Case Western Reserve University and a bachelor of science degree in electrical engineering from University of Bombay, India.

Skills & Qualifications: We believe that Mr. Karnani’s perspective as our Chief Executive Officer and extensive experience as a senior executive in the pharmaceutical and biotechnology industry provide him with the qualifications and skills to serve as a director.

: 2020

RITA BALICE-GORDON, PH.D.
Age: 64 Director Since: 2020	Committee Memberships: Nominating and Corporate Governance	Other Public Directorships: None

Dr. Balice-Gordon has served as a member of our Board since September 2020. Dr. Balice-Gordon is the Chief Executive Officer of Muna Therapeutics (“Muna”), a biotech company focused on developing novel therapeutics for patients with neurodegenerative diseases, since July 2021. She was the founding Chief Scientific Officer of Muna from May 2020 to July 2021, and was an entrepreneur-in-residence at Novo Holdings / Novo Seeds from August 2020 through July 2021. Previously, Dr. Balice-Gordon served in senior leadership roles at Sanofi, Inc. (“Sanofi”) from May 2016 through May 2020, most recently as Global Head of Rare and Neurological Diseases. Prior to joining Sanofi, Dr. Balice-Gordon led the psychiatry and pain drug discovery portfolios as Vice President in the Neuroscience and Pain Research Unit at Pfizer, Inc. Earlier in her career, Dr. Balice-Gordon was Professor of Neuroscience and Chair of the Neuroscience Graduate Group at the University of Pennsylvania Perelman School of Medicine, where she currently holds an appointment as Adjunct Professor in the Department of Neuroscience.

Dr. Balice-Gordon has authored more than 100 scientific papers, received numerous accolades for her work in the field of neuroscience, including election as a Fellow of the American Association for the Advancement of Science, and has chaired or served on many National Institutes of Health, national and international committees. She received her B.A. degree in Biological Sciences from Northwestern University, her Ph.D. in Neurobiology from the University of Texas at Austin and completed a postdoctoral fellowship at Washington University School of Medicine in St. Louis.

Skills & Qualifications: We believe that Dr. Balice-Gordon’s scientific expertise and industry experience, including in the neurology and pain therapeutic areas, provide her with the qualifications and skills to serve as a director.

: 2015
GAREN BOHLIN
Age: 77 Director Since: 2015	Committee Memberships: Audit (Chair), Compensation	Other Public Directorships: Karyopharm Therapeutics, Inc.

Mr. Bohlin has served as a member of our Board since January 2015. Mr. Bohlin has almost 30 years of experience serving in executive roles at several biotechnology companies, including Constellation Pharmaceuticals, Inc., where he served as an Executive Vice President from January 2010 to his retirement in April 2012. Prior to that, Mr. Bohlin served as Chief Operating Officer at Sirtris Pharmaceuticals, Inc. (“Sirtris”), which was acquired by GlaxoSmithKline plc. Prior to joining Sirtris, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc. (“Syntonix”), which was acquired by Biogen Idec. Prior to Syntonix, Mr. Bohlin spent 14 years in executive management at Genetics Institute, Inc. (“Genetics Institute”), which was acquired by Wyeth. Prior to Mr. Bohlin’s tenure at Genetics Institute, he was a partner at Arthur Andersen & Co., where he spent 13 years.

Mr. Bohlin has served on the board of directors of several companies. Mr. Bohlin currently serves on the board of directors of Karyopharm Therapeutics, Inc. (NASDAQ GS: KPTI) (2013 to present) and Curadel Surgical Innovations, Inc, a privately held company (2020 to present). Previously, he served on the board of directors of Acusphere, Inc. (OTC: ACUS) (2005 to 2015), Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) (2010 to 2020), Proteon Therapeutics, Inc. (NASDAQ: PRTO) (2014 to 2020) and several other publicly traded and privately held biotechnology companies. Mr. Bohlin graduated from the University of Illinois with a B.S. in Accounting and Finance in 1970.

Skills & Qualifications: We believe that Mr. Bohlin’s perspective and experience as a senior executive in our industry, as well as his board and audit committee experience with publicly traded and privately held biotechnology companies, provide him with the qualifications and skills to serve as a director.

: 2016
JOHN FALLON, M.D.
Age: 77 Director Since: 2016	Committee Memberships: Audit, Nominating and Corporate Governance Committee (Chair), Compliance	Other Public Directorships: None

Dr. Fallon has served as a member of our Board since June 2016. Dr. Fallon served as Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts (“BCBS”), a health insurance company, from 2004 through 2015. Prior to his role at BCBS, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was Chairman of the physician network. Dr. Fallon was also the Chief Executive Officer of Charter Professional Services Corporation and the founder and Chief Executive Officer of North Shore Health System, a large physician-hospital organization in Massachusetts. He served on the boards of directors of Insulet Corporation (NASDAQ:PODD) (2012 to 2021), a medical devices company, and AMAG Pharmaceuticals, Inc. (NASDAQ:AMAG), a specialty pharmaceutical company 2014 to November 2020 when the company was acquired. Dr. Fallon was formerly the Chairman of the board of directors of NEHI (Network for Excellence in Health Innovation). In the past, he also served as a member the board of directors of Exact Sciences Corporation (NASDAQ: EXAS) (2016 to 2019), a molecular diagnostics company, as well as several not-for-profit boards, including: Alliance for Healthcare Improvement, Massachusetts Health Quality Partners, Massachusetts E-Health Collaborative and Neighborhood Health Plan. He also co-chaired, with the Massachusetts Secretary of Health and Human Services, the Massachusetts Patient Centered Medical Home Initiative. Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, and is Board Certified in Internal Medicine. He received a B.A. from the College of the Holy Cross, an MBA from the University of South Florida and a Doctor of Medicine from Tufts University School of Medicine.

Skills & Qualifications: We believe that Dr. Fallon’s perspective and experience as an executive and board member in the life sciences industry, as well as his strong medical and scientific background, provide him with the qualifications and skills to serve as a director.

: 2014
JOHN FREUND, M.D.
Age: 71 Director Since: 2014	Committee Memberships: Compensation (Chair), Audit	Other Public Directorships: Sutro Biopharma, Inc. SI-Bone, Inc.

Dr. Freund has served as a member of our Board since February 2014. Dr. Freund co-founded Skyline Ventures (“Skyline”), a venture capital firm, in 1997 and served as Managing Director at Skyline until 2023. Prior to joining Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management, LLC. In 1995, Dr. Freund co-founded Intuitive Surgical, Inc. and served on its board of directors until 2000. From 1988 to 1994, Dr. Freund served in various positions at Acuson Corporation (“Acuson”), most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a General Partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund worked at Morgan Stanley & Co., where he co-founded the Healthcare Group in the Corporate Finance Department in 1983. In 2016, Dr. Freund co-founded and was Chief Executive Officer of Arixa Pharmaceuticals, an antibiotic company, which was acquired by Pfizer in 2020.

Dr. Freund currently serves on the board of directors of Sutro Biopharma, Inc. (NASDAQ: STRO) (2014 to present), and SI-Bone, Inc. (NASDAQ: SIBN) (2013 to present). Dr. Freund also serves on the board of directors of fourteen U.S. registered investment funds managed by The Capital Group Companies. He previously served on the board of directors of several publicly traded companies, including, Proteon Therapeutics, Inc. (NASDAQ: PRTO) (2014 to 2020), Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) (2012 to 2020), XenoPort, Inc. (NASDAQ: XNPT) (1999 to 2016), where he was Chairman, Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) (2014 to 2015), MAP Pharmaceuticals, Inc. (NASDAQ: MAPP) (2004 to 2011), and MAKO Surgical Corp. (NASDAQ: MAKO) (2008 to 2013). Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. Dr. Freund graduated from Harvard College with a B.A. in History in 1975, received an M.D. from Harvard Medical School in 1980 and an M.B.A. from Harvard Business School in 1982.

Skills & Qualifications: We believe that Dr. Freund’s extensive finance and investment experience, his experience as an executive, and his service on the board of directors of numerous public and privately held companies in our industry provide him with the qualifications and skills to serve as a director.

: 2022
NANCY LURKER
Age: 67 Director Since: 2025	Committee Memberships: None	Other Public Directorships: EyePoint Pharmaceuticals, Inc. Alkermes plc

Ms. Lurker has served as a member of our board since February 2025. Ms. Lurker served as President and Chief Executive Officer of EyePoint Pharmaceuticals, Inc. (“EyePoint”) from November 2016 to July 2023. Prior to EyePoint, Ms. Lurker served as President and Chief Executive Officer and a director of PDI, Inc. (now Interpace Diagnostics Group, Inc.), a publicly-traded healthcare commercialization company, and as Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG. Prior to that, Ms. Lurker held various senior positions at other leading pharmaceutical companies including Pharmacia Corporation (now a part of Pfizer, Inc.), ImpactRx and Bristol-Myers Squibb Company. Ms. Lurker currently serves as the Vice Chair of the board of directors of EyePoint (NASDAQ: EYPT) and serves on the board of directors of Alkermes plc (Nasdaq: ALKS), Altasciences, LLC, a private contract research organization and National Sanitation Foundation, a not-for-profit organization dedicated to improving human health through quality standards. She previously served on the boards of directors of the Cancer Treatment Centers of America, Aquestive Therapeutics, Inc., X4 Pharmaceuticals, Inc., Auxilium Pharmaceuticals, Inc., Mallinckrodt plc, Elan Corporation, plc, and ConjuChem Biotechnologies. Ms. Lurker holds a B.S. in Biology from Seattle Pacific University and an M.B.A. from the University of Evansville.

Skills & Qualifications: We believe that Ms. Lurker’s broad ranging experience in the pharmaceutical industry and years of experience as a senior executive provide her with the qualifications and skills to serve as a director.

: 2017
CARLOS PAYA, M.D., PH. D.
Age: 66	Other Public Directorships: Vaxcyte, Inc.

Dr. Paya has served as a Venture Partner at Abingworth LLP (acquired by The Carlyle Group Inc. in August 2022) since January 2020. Dr. Paya has also served as Chairman of the board of directors of Vaxcyte, Inc. (NASDAQ: PCVX) since October 2021 and has served as Chairman of the board of directors of Highlight Therapeutics S.L, a privately held immuno-oncology company, since January 2020. Additionally, Dr. Paya serves as a Senior Advisor to Ysios Capital, a privately held life sciences investor, and Launch Therapeutics, a privately held clinical development company. Dr. Paya previously served as a member of the boards of directors of Standard BioTools, Inc. (NASDAQ: LAB) from March 2017 to January 2024, where he also served as Chairman from May 2020 to January 2024 when it merged with SomaLogic, Inc. (NASDAQ: SLGC), and of Mallinckrodt Pharmaceuticals plc (NYSE: MNK) from May 2019 to June 2022. Dr. Paya also served as President, Chief Executive Officer and director of Immune Design Corp, from May 2011 to May 2019 when it was acquired by Merck & Co., Inc. and previously served as President of Elan Corporation (which was acquired by Perrigo Company (NYSE: PRGO)), from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya served as Vice President of the Lilly Research Laboratories at Eli Lilly & Company (NYSE: LLY) from September 2001 to November 2008. From January 1991 to August 2001, Dr. Paya was Professor of Medicine, Immunology, and Pathology, and Vice Dean of the clinical investigation program at the Mayo Clinic in Rochester, Minnesota. Dr. Paya holds M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France.

Skills & Qualifications: We believe that Dr. Paya’s perspective and experience as a senior executive in the life sciences industry provide him with the qualifications and skills to serve as a director.

: 2012
GINO SANTINI
Age: 68 Director Since: 2012	Committee Memberships: Compliance (Chair); Compensation	Other Public Directorships: Compass Pathways PLC

Mr. Santini has served as a member of our Board since July 2012 and has served as our lead independent director since May 2015. Since December 2010, Mr. Santini has been a senior advisor providing financing and business consulting services to venture capital, pharmaceutical and biotechnology companies. Previously, Mr. Santini held various positions at Eli Lilly and Company (“Lilly”) from 1983 until his retirement from Lilly in December 2010, most recently as Senior Vice President of Corporate Strategy and Business Development, a position he held since 2007. Mr. Santini also served as a member of Lilly’s Executive Committee from January 2004 to his retirement and as President of U.S. Operations. He joined Lilly in 1983 as a financial planning associate in Italy.

Mr. Santini has served as chairman of the board of directors of Compass Therapeutics (NASDAQ : CMPS) since September 2024. Mr. Santini currently serves as a member of the board of directors of several privately held companies. Previously, Mr. Santini served on the board of directors of Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (2015 to 2023), as well as Horizon Therapeutics plc (NASDAQ: HZNP) (2012 to 2023), Allena Pharmaceuticals, Inc. (NASDAQ: ALNA) (2012 to 2022), AMAG Pharmaceuticals Inc. (NASDAQ: AMAG) (2012 to 2020), Vitae Pharmaceuticals, Inc. (NASDAQ GS: VTAE) (2014 to 2016) and Sorin S.p.A., a company traded on the Italian Stock Exchange (2012 to 2015). He graduated from the University of Bologna, Italy with a B.S. in Mechanical Engineering in 1981 and received an M.B.A. from the Simon School of Business at the University of Rochester in 1983.

Skills & Qualifications: We believe that Mr. Santini’s perspective and experience as a senior executive at Lilly, as well as his extensive domestic and international commercial, corporate strategy, business development and transaction experience, provide him with the qualifications and skills to serve as a director.

Director Nomination Process

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to our Board’s ability to work as a collective body, while providing us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, our nominating and corporate governance committee recommends to our Board the re-nomination of incumbent directors for election who continue to satisfy our nominating and corporate governance committee’s criteria for membership on our Board, whom our nominating and corporate governance committee believes continue to make important contributions to our Board and who consent to continue their service on our Board. Consistent with this policy, in considering candidates for election at our annual meeting of shareholders, the nominating and corporate governance committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who consent to continue their service on our Board. If our nominating and corporate governance committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of our Board as a whole, why in our nominating and corporate governance committee’s view the incumbent should not be re-nominated, the nominating and corporate governance committee will, absent special circumstances, propose the incumbent director for nomination by our Board for re-election at our annual meeting of shareholders.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the nominating and corporate governance committee’s criteria for membership on our Board. The committee may, in its sole discretion, solicit recommendations for nominees from persons that the nominating and corporate governance committee believes are likely to be familiar with qualified candidates. These persons may include members of our Board, including members of the nominating and corporate governance committee, and our management team. The nominating and corporate governance committee may, in its sole discretion, determine to engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the nominating and corporate governance committee will set its fees and scope of engagement. The nominating and corporate governance committee may, in its sole discretion, solicit the views of the Chief Executive Officer, other members of our senior management and other members of our Board regarding the qualifications and suitability of candidates to be nominated as directors. The nominating and corporate governance committee may, in its sole discretion, designate one or more of its members (or the entire nominating and corporate governance committee) or other members of our Board to interview any proposed candidate. Based on all available information and relevant considerations, the nominating and corporate governance committee will select a candidate who, in the view of the committee, is most suited for membership on our Board. The nominating and corporate governance committee has utilized professional search firms to identify candidates to serve on our Board, including, most recently, the identification of Nancy Lurker, who was appointed to our Board in early 2025.

In making its selection of director nominees, the nominating and corporate governance committee evaluates any candidates proposed by shareholders under criteria similar to the evaluation of other candidates and in accordance with our bylaws and as is otherwise required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). However, the nominating and corporate governance committee may consider, as one of the factors in its evaluation of shareholder-recommended nominees, the size and duration of the ownership by the recommending shareholder or shareholder group in our capital stock. The nominating and corporate governance committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

Shareholders wishing to suggest a candidate for director must write to our Corporate Secretary in accordance with our procedures detailed in the section below entitled “Shareholder Communications with Our Board.”

Shareholder nominations should be made according to the procedures detailed in the section below entitled “Shareholder Proposals and Director Nominations for 2026 Annual Meeting of Shareholders.” Such submissions must state the nominee’s name and address, together with information with respect to the shareholder or group of shareholders making the recommendation, including the number of shares of common stock owned by such shareholder or group of shareholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Director Qualifications

The nominating and corporate governance committee has adopted guidelines and procedures for identifying and evaluating candidates for director that provide for a fixed set of specific minimum qualifications for its candidates for membership on our Board. Important general criteria and considerations for Board membership include:

GENERAL CRITERIA
•
Understanding of our business and relevant industries in general
•
Ability to regularly attend meetings of our Board and of any committees on which the director serves
•
Ability to review in a timely fashion and understand materials circulated to our Board regarding us or our industry
•
Ability to participate in meetings and decision-making processes in an objective and constructive manner
•
Ability to be reasonably available, upon request, to advise our officers and management

The nominating and corporate governance committee will also consider factors such as the likelihood that he or she will be able to serve on our Board for a sustained period, global experience, experience as a director of a public company and knowledge of our industry. Consideration will be given to our Board’s overall balance of diversity of perspectives, backgrounds and experiences. The nominating and corporate governance committee considers the requirement that at least one member of our Board meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq Listing Rules. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•	the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in our proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;
•	if the candidate satisfies certain minimum qualifications and other criteria that the committee has set for membership on our Board;
•	if the candidate possesses any of the specific qualities or skills that under the nominating and corporate governance policies must be possessed by one or more members of our Board;
•	the contribution that the candidate can be expected to make to the overall functioning of our Board; and
•	other factors such as independence under applicable Nasdaq Listing Rules, relationships with our shareholders, competitors, customers, suppliers or other persons with a relationship to the Company.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee is of the view that the composition of our Board should reflect a mix of skills and expertise that are appropriate for our company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Majority Vote Director Resignation Policy

Our Board has implemented a majority vote director resignation policy in our Corporate Governance Guidelines. Under the policy, any director nominee who does not receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election must promptly tender his or her resignation to the board following certification of the shareholder vote. The nominating and corporate governance committee will promptly consider such offer of resignation, the circumstances that led to such director’s failure to receive the required vote for re-election (if known) and make a recommendation to the Board as to whether or not to accept the resignation. The Board will act on the nominating and corporate governance committee’s recommendation within sixty (60) days following certification of the shareholder vote. The nominating and corporate governance committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offered resignation. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation (or the reason(s) for rejecting the resignation, if applicable).

Director Independence

The Nasdaq Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that each of our current directors and director nominees, with the exception of Mr. Karnani, is currently an “independent director” as defined under the Nasdaq Listing Rules. Mr. Heffernan was not an “independent director” under Nasdaq Listing Rules during the time that he served as our interim Chief Executive Officer during 2024. In making the independence determinations set forth above, our Board considered the relationships that each such non-employee director and nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and nominee. There are no family relationships among any of our directors, nominees or executive officers.

Board Leadership Structure and Role in Risk Oversight

Leadership Structure

In 2018, we separated the positions of Chief Executive Officer and Chairman of the Board and maintained a Lead Independent Director. Up until May 2024, Joseph Ciaffoni served as Chief Executive Officer and Mr. Heffernan served as Chairman of the Board, with Mr. Santini serving as Lead Independent Director. Our Board believes that the separation of the positions of Chief Executive Officer and Chairman of the Board, combined with a strong Lead Independent Director reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. In 2024, Mr. Heffernan temporarily served as Chairman of the Board and interim Chief Executive Officer from late May until mid-November following the departure of Mr. Ciaffoni, while we searched for a new Chief Executive Officer. In connection with the appointment of Mr. Karnani as President and Chief Executive Officer in November, Mr. Heffernan stepped down from interim Chief Executive Officer and has continued to serve as our Chairman, until his resignation, effective at the Annual Meeting. Our Board has appointed Gino Santini to serve as Chairman, effective immediately following the Annual Meeting. Until such time, Mr. Santini will continue to serve as our Lead Independent Director. Though it does not have current plans to do so, our Board may combine the roles of Chief Executive Officer and Chairman of the Board again in the future if it believes that would be in the best interest of the Company and its shareholders.

Our Chairman presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the chairman of the board of directors of a company. Mr. Heffernan has provided valuable insight to our Board due to the perspective and experience he brings as our former Chief Executive Officer. Following the Annual Meeting, Mr. Santini will serve as our Chairman and brings meaningful perspective to the role due to his long tenure on the Board and experience as our Lead Independent Director.

Risk Management

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including adopting guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with certain legal, regulatory and cybersecurity requirements. The audit committee assesses cybersecurity-related risks, based on the likelihood of an incident occurring, impact to our organization if an incident occurred, and the level of internal control we currently have over the risk. The results are analyzed to identify vulnerabilities and then risk management/mitigation plans are designed, implemented, and evaluated for effectiveness.

Our nominating and corporate governance committee monitors the efficacy of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct, and our ESG strategy, reporting, policies and practices. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Our compliance committee monitors our programs regarding compliance with laws, regulations, and industry standards that, if breached, may cause significant business, regulatory, or reputational damage.

Board Committees

Our Board has established a standing audit committee, compliance committee, compensation committee, and nominating and corporate governance committee. Each committee operates under a charter that has been approved by our Board and is annually reviewed by each committee. Each charter is available on our website, www.collegiumpharma.com, under the “Investors” section. The information contained in, or that can be accessed through, our website is not part of this proxy statement. The table below provides the membership of each of the committees as of April 2, 2025, with further discussion on each committee and its function below the table.

		Collegium Board Committees
	Independent(1)	Audit	Nominating and Corporate Governance	Compensation	Compliance
Michael Heffernan, R.Ph.(2)
Vikram Karnani
Rita Balice-Gordon, Ph.D.
Garen Bohlin
John Fallon, M.D.
John Freund, M.D.
Nancy Lurker
Gwen Melincoff (3)
Gino Santini(4)
Meetings in 2024	Board: 9	8	2	5	3

(1)	Independence under Nasdaq criteria.
(2)	Mr. Heffernan will not stand for re-election at the Annual Meeting.
(3)	Ms. Melincoff will not stand for re-election at the Annual Meeting.
(4)	Effective as of the date of the Annual Meeting, Mr. Santini will be appointed as Chairman of the Board and will no longer serve as Lead Independent Director.

Committee Chair	Committee Member	Board Chairman	Lead Independent Director	Audit Committee Financial Expert

Following the Annual Meeting and Mr. Heffernan and Ms. Melincoff’s retirement from the Board, and contingent upon Dr. Paya’s election to the Board at the Annual Meeting, the Board has determined to reconstitute the committees as follows:

•	Dr. Fallon, Dr. Freund and Mr. Bohlin will continue to serve on the Audit Committee, with Mr. Bohlin serving as chair;
•	Dr. Balice-Gordon, Dr. Fallon and Dr. Paya will serve on the Nominating and Corporate Governance Committee, with Dr. Fallon serving as chair;
•	Dr. Freund, Ms. Lurker and Mr. Santini will serve on the Compensation Committee, with Dr. Freund serving as chair; and
•	Mr. Bohlin, Dr. Fallon and Ms. Lurker will serve on the Compliance Committee, with Ms. Lurker serving as chair.

THE AUDIT COMMITTEE
Chair: Garen Bohlin Additional Committee Members: ● John Freund, M.D. ● John Fallon, M.D.

Responsible for, among other things:

●
hiring our independent registered public accounting firm and pre-approving the audit, audit related and permitted non-audit and tax services to be performed by our independent registered public accounting firm;
●
reviewing and approving the planned scope of the annual audit and the results of the annual audit;
●
reviewing the significant accounting and reporting principles to understand their impact on our financial statements;
●
reviewing quarterly with management its assessment of the effectiveness and adequacy of our internal control structure and procedures for financial reporting and reviewing annually with our independent registered public accounting firm the attestation to and report on the assessment made by management;
●
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and financial information and earnings guidance provided to analysts and other third parties;
●
reviewing with our General Counsel or outside counsel any legal matters that may have a material impact on our financial statements, accounting policies and compliance policies and programs, including corporate securities trading policies;
●
reviewing and assessing significant existing and emerging cybersecurity risks and material cybersecurity incidents, the impact on the Company and its shareholders of any significant cybersecurity incident and any disclosure obligations arising from any such incidents;
●
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;
●
meeting independently with management and our independent registered public accounting firm; and
●
reviewing, approving, ratifying or prohibiting material related party transactions.

●
All members are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq.

●
Garen Bohlin qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

●
Refer to the section entitled “Audit Committee Report.”

THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Chair: John Fallon, M.D. Additional Committee Members: ● Rita Balice-Gordon, Ph.D. ● Gwen Melincoff

Responsible for, among other things:

●
assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our Board;
●
reviewing developments in corporate governance practices and reviewing and recommending to our board any changes to our corporate governance principles and guidelines;
●
reviewing independence of our Board;
●
evaluating and making recommendations as to the size and composition of the Board and each committee;
●
determining qualifications for service on our board;
●
reviewing the adequacy of our articles of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments for consideration by our shareholders; and
●
overseeing our ESG strategy, reporting, policies and practices.

● All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.
THE COMPLIANCE COMMITTEE
Chair: Gino Santini Additional Committee Members: ● John Fallon, M.D.

Responsible for, among other things:

●
overseeing our activities in the area of compliance with laws, regulations and industry standards, except where the oversight responsibility is with the audit committee;
●
reviewing and monitoring significant compliance risk areas and the steps management takes to monitor, control, and report such compliance risk exposures;
●
monitoring and assessing the development and effectiveness of our compliance program and recommending improvements as necessary or appropriate, including the allocation of sufficient funding, resources and staff to the compliance program;
●
periodically reviewing and recommending to the full Board any changes to our Code of Ethics;
●
ensuring proper communication of significant compliance issues to the full Board;
●
reviewing and monitoring efforts to promote an ethical culture;
●
overseeing the mechanisms for employees to seek guidance and report concerns regarding matters of compliance with laws, regulations and industry standards; and
●
receiving and evaluating reports and assessing risk regarding internal investigations or government or regulatory actions that may indicate a significant compliance or regulatory issue within the Company that may cause significant financial or reputational damage.

● All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.

THE COMPENSATION COMMITTEE
Chair: John Freund, M.D. Additional Committee Members: ● Garen Bohlin ● Gino Santini

Responsible for, among other things:

●
reviewing and approving the compensation of our executive officers and recommending that our Board approve the compensation of our CEO;
●
reviewing and recommending to our Board the compensation of our directors;
●
administering our equity incentive plans and overseeing regulatory compliance related to such plans;
●
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;
●
reviewing our overall compensation strategy for our employees;
●
overseeing and periodically reviewing the operation of all of our employee benefit plans;
●
reviewing and administrating our Clawback Policy;
●
reviewing and discussing with management our Compensation Discussion and Analysis and recommending to our full Board its inclusion in our periodic reports and proxy statement to be filed with the SEC; and
●
monitoring the compliance of our directors and executive officers with our stock ownership guidelines.

●
All members are “non-employee directors” as defined by SEC rules

●
All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.

●
Refer to the section entitled “Compensation Committee Report.”

Under the charter of the compensation committee, the compensation committee may form and delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with our articles of incorporation, bylaws and applicable laws and rules of markets in which our securities then trade. The compensation committee has also delegated authority for certain actions to certain of our executive officers. For example, the compensation committee has delegated to certain executive officers the power to grant options or other stock awards pursuant to our incentive plans to non-executive employees.

Compensation Committee Interlocks and Insider Participation

Dr. Freund and Messrs. Bohlin and Santini served as members of our compensation committee during the fiscal year ended December 31, 2024. No member of our compensation committee is or has ever been an executive officer or employee of ours. In addition, none of our executive officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has, or had at the time of such executive officer’s service, one or more officers serving as a member of our Board or compensation committee.

Board Meeting Attendance

During the year ended December 31, 2024, our Board held a total of nine meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Ethics applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.collegiumpharma.com. Our Board is responsible for overseeing compliance with the Code of Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Ethics for employees, executive officers or directors. Disclosure regarding any amendments to the Code of Ethics, or any waivers of its requirements, will be made on our website.

Director Attendance at Annual Meetings

Our Board has a policy of encouraging director attendance at our annual meetings of shareholders, but attendance is not mandatory. Our Board and management team encourage all our directors to attend the 2025 Annual Meeting. All our directors attended the 2024 Annual Meeting of Shareholders in May 2024.

Shareholder Communications with our Board

Shareholders seeking to communicate with our Board must submit their written comments to our Corporate Secretary, Collegium Pharmaceutical, Inc., 100 Technology Center Drive, Suite 300, Stoughton, MA 02072. The Corporate Secretary will forward such communications to each member of our Board, except in cases where, in the opinion of our Corporate Secretary it would be inappropriate to send a particular shareholder communication to a specific director, in which cases such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Compensation of Non-Employee Directors

Our Board, upon recommendation of the compensation committee, sets our non-employee director compensation policy.

Non-Employee Director Compensation Policy

Our non-employee director policy, which is currently in effect and was in effect throughout 2024, is provided below:

Annual Compensation		Additional Annual Cash Retainers(1)
Cash Retainer	$50,000(1)			Chair	Member
Restricted Stock Units	$275,000(2)	Chairman	$60,000
		Lead Independent Director	$25,000
		Committees
		Audit		$20,000	$10,000
		Compensation		$20,000	$10,000
		Nominating and Corporate Governance		$10,000	$5,000
		Compliance		$18,000	$9,000

(1)	Cash retainers are paid in quarterly installments, subject to the director’s continued service on the Board.
(2)	On the date of each annual meeting of shareholders, each non-employee director is granted restricted stock units of the Company, with the number of such units determined by dividing $275,000 by the average closing price of our common stock for the 30-day period ending on the trading day immediately prior to the date of grant, which vest upon the earlier of the next annual meeting of shareholders or the first anniversary of the date of grant. New directors who join after the Company’s annual meeting of shareholders for the applicable year, but six or more months before the next annual meeting, will also receive a full annual grant amount at the time of joining. New directors who join after the annual meeting, but less than six months before the next annual meeting, will receive 50% of the annual grant amount. All such grants vest upon the first anniversary of the date of grant.

In addition to the foregoing annual compensation, upon joining the Board, each new non-employee director will receive restricted stock units of the Company, with the number of such units determined by dividing $275,000 by the average closing price of our common stock for the 30-day period ending on the trading day immediately prior to the date of grant. Such initial grant vests in full one year from the date of grant, subject to continued service to the Company.

2024 Non-Employee Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded for services rendered during the fiscal year ended December 31, 2024 to our independent, non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Rita Balice-Gordon, Ph.D.	55,000	259,023	314,023
Garen Bohlin	80,000	259,023	339,023
John Fallon, M.D.	69,000	259,023	328,023
John Freund, M.D.	80,000	259,023	339,023
Neil McFarlane (2)	47,500	259,023	306,523
Gwen Melincoff	55,000	259,023	314,023
Gino Santini	103,000	259,023	362,023

(1)	Amounts represent the grant date fair value of stock awards granted during 2024, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. See Note 18, “Stock-based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for assumptions used in calculating this amount. The grant date fair value of stock awards granted during 2024 for each non-employee director was $33.67. The aggregate number of shares underlying stock awards that were outstanding and held by each non-employee director as of December 31, 2024 were as follows: for Dr. Balice-Gordon: 22,512; Mr. Bohlin: 50,215; Dr. Fallon: 7,693; Dr. Freund: 50,215; Mr. McFarlane: none; Ms. Melincoff: 40,274; and Mr. Santini: 50,215. The aggregate number of shares underlying stock options that were outstanding and held by each non-employee director as of December 31, 2024 were as follows (all of which were exercisable): Dr. Balice-Gordon: 10,055; Mr. Bohlin: 50,568; Dr. Fallon: 56,868; Dr. Freund: 65,568; Mr. McFarlane: none; Ms. Melincoff: 47,082; and Mr. Santini: 65,568.
(2)	Mr. McFarlane resigned from our Board in July 2024.

Our Environmental, Social and Governance Initiatives

Our commitment to serving as responsible corporate citizens is rooted in our longstanding history of building a leading, diversified biopharmaceutical company committed to helping improve the lives of people living with serious medical conditions. As we strive to make a positive impact on patients and create value for our shareholders, we do so with while maintaining a commitment to “Do Good as We Do Well.” As part of this framework, we have prioritized corporate governance and risk mitigation; employee development and culture; our environmental footprint; and giving back to our communities. Our 2024 corporate scorecard included people and culture-focused objectives that centered on creating and maintaining a positive culture that supports retention.

In February 2025, we published our third annual ESG report on our corporate website highlighting our ESG accomplishments to date. The information contained in our ESG report is not a part of, nor is it incorporated by reference into, this proxy statement.

Culture, Employee Engagement and Management of Human Capital Resources

Our impact is driven by our people and our Core Values. We have created a culture that is collaborative, transparent, and respectful. We are driven by our dedication to helping improve the lives of people living with serious medical conditions, strengthening the health and well-being of the communities where we live and work and creating shareholder value. “Doing right” by our patient, caregiver and medical communities is always top of mind.

We believe every employee’s unique experiences and diverse perspectives shape an inclusive working environment that enables us to make a more meaningful difference for the communities we serve. We are proud to be recognized by others. In 2024, we received Forbes America’s Most Successful Small Companies, USA Today Top Work Places, Boston Business Journal Middle Market Leaders, Boston Business Journal 2024 Best Places to Work, the 2024 Champion Organization Award from Massachusetts Biotechnology Education Foundation, Culture Excellence Award and Boston Globe 2024 Top Places to Work.

Our Core Values are the foundational beliefs that are shared by each member of our team. We are passionate about applying them to all facets of our biopharmaceutical business, corporate social responsibility commitments and relationships with each other, our customers and our communities. Our Core Values are: Uphold Integrity, Embrace Differences, Encourage Expression, and Be Accountable.

We strive to make a positive impact in the communities where we live and work by fostering a culture of philanthropy, service, and mentorship, and by supporting the wellness of our communities and working for equitable access to education and educational resources.

We strongly believe in the value of education and are committed to supporting the next generation of life science leaders. We prioritize charitable giving to, and partnerships with, organizations leading equitable access to STEM education and resources for students and teachers in underrepresented communities across the greater Boston area.

In 2024:

•	We awarded two full-ride scholarships to Massachusetts-based high school seniors pursuing a STEM-related major at a U.S. university.
•	We made significant financial donations in support of community organizations focused on STEM education and basic living necessities. In addition, our employees participated in approximately 180 hours of community service.
•	Our multi-year partnership with the Boston Red Sox continued, where we hosted a STEM booth with Science from Scientists at select home games at Fenway Park where we collaborated to provide educational, baseball-themed science experiments for students and their families.
•	We received the Massachusetts Biotechnology Education Foundation 2024 Champion Organization Award for our ongoing support of the next generation of life science leaders.

Employee Health and Safety

We believe the success of our business is fundamentally connected to the well-being of our employees; accordingly, we are committed to their health, safety, and wellness. We are proud to provide benefits that help employees invest in and maintain their health and wellness. Full-time employees and their dependents are eligible for benefits from the first day of employment and can customize them to meet their needs.

We provide all employees and their families with access to a variety of innovative, flexible, and convenient health and wellness programs. These programs include benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice, where possible, so they can customize their benefits to meet their needs and those of their families.

Valuing Engaged Employees

We strive to create a working environment where employees feel valued, supported and connected to our mission. In 2024, we participated in Boston Globe’s Top Places to Work survey, which collects employee responses on overall workplace experience including employee engagement and company strengths. This annual touchpoint provides insights into employees’ views on areas in which Collegium is excelling and areas with opportunities for improvement.

In the 2024 survey, we received an engagement score of 88%, which is 20% above the Pharma Benchmark,  and in line with the previous year’s scores. With an overall workplace experience score of 91%, we placed 13 points above the benchmark and three points above our 2023 results. This score was determined by employees’ responses to questions around workplace themes: Engaged, Closely Aligned, Empowered to Execute, Respected and Supported, Enabled to Grow and Fairly Valued.

Talent Acquisition and Retention

We have an equitable pay model for all hiring. We determine the compensation offering prior to initiating the recruiting process to mitigate bias or demographics from influencing the offer amount to ensure fair and equitable pay. We are transparent about what we are offering and give candidates the opportunity to decide if it aligns with their needs. All candidates are informed of the initial offer details during the first phone call and are given the option to move forward in the process or withdraw. Collegium uses market data relevant to our company to determine compensation. All candidates are informed of our process to determine their compensation. We also provide employees with a total rewards statement that outlines the value of an employee’s base salary, bonus, equity and benefits in tangible dollars. It also provides employees with benchmark data for their position. We continue to provide employees with an annual total rewards statement as part of our yearly performance process.

We seek to identify, recruit, retain, incentivize, and integrate our existing and new employees. All full-time employees receive cash-based and stock-based compensation awards through the compensation cycle (stock-based compensation includes restricted stock units for the entire organization). The principal purposes of our equity and cash incentive plans are to retain, attract, and reward employees as they strive to increase shareholder value and contribute to the success of our company by motivating them to perform to the best of their abilities and achieve our company objectives. We offer a comprehensive and competitive benefit package to all full-time employees. Innovative benefit offerings include: medical, dental and vision benefits; flexible spending account; life and disability insurance; paid parental and caregiver leave; a 401(k) with a dollar-for-dollar matching contribution on the first 5% contributed by the employee; an employee stock purchase plan; a hybrid workweek that allows most employees to work from home up to two days each week;  annual employee charitable donation match to registered 501(c)(3) organizations; tutoring for employees’ children; a company-wide shut down during the last week of the year; complementary access to our onsite gym and a fully stocked snack and drink room available at our headquarters. In addition, through our Collegium Cares Program, employees can award points to colleagues for demonstrating our Core Values and Leadership Behaviors, which can be exchanged for rewards of their choosing.

Employee Training and Development

We encourage everyone on our team to fulfill their potential, explore their interests and bring their authentic best selves to Collegium. Throughout the year, we are intentional about identifying and facilitating ongoing learning and career growth opportunities so our team can uplevel their skills and continuously evolve as professionals.

We believe career development starts with good conversations, careers today are more a lattice than a ladder, breadth and depth of experience are valuable, career development is a shared partnership, and career growth is about consistent performance, capabilities, and business need.

All employees work closely with their managers to create an annual Individual Development Plan with specific objectives and actions. We encourage employees to build transferable and technical skills and to broaden their perspectives.

Strong, transparent leadership is central to Collegium’s success. We encourage employees at all levels to act as leaders, with our unique set of Leadership Behaviors — Head, Heart and Guts— complementing and reinforcing our Core Values within talent programs and employee experiences.

Our comprehensive performance review process ensures our employees are on track with their development throughout the year. Managers also have an opportunity to nominate individuals for our Emerging Leaders Program. This is an annual initiative comprising specialized assessments and training to prepare employees for management and leadership positions throughout the business and reaffirms our commitment to excellence in our industry.

In 2024, we launched the first cohort of the Director Development Program, which included 10 home office leaders. The Director Development Program is open to director and senior director leaders. It is a six-month course designed to grow and develop core leadership skills in alignment with our Leadership Behaviors in addition to building networks across the organization.

Embracing Differences

We embrace differences as they make our ideas richer and allow us to better serve patients. We are committed to fostering diversity in all shapes and forms: of experiences, perspectives, and backgrounds, as it allows us to approach the complex issues that face our industry from many different viewpoints.

We are unwavering in our commitment to treat our colleagues fairly, and we are open-minded and inclusive in our engagements with one another, our partners, and customers. We believe that when people feel appreciated and included, they are more creative, innovative, and successful, which in turn improves our business and performance and enhances shareholder value.

We strive to make every individual feel included, inspired and confident they will be seen, heard, and valued. Each of us is expected to be responsible for enabling one another to do our best work while being our authentic selves. Each one of us has an opportunity to appreciate our similarities, respect our differences and leverage our diversity to enable creativity, innovation, and excellence.

Environmental Impact

As responsible corporate citizens, it is important that we do our part to protect our planet. We evaluate our effect on the environment and seek opportunities to reduce the impact of our business operations.

In 2024, we exceeded our Operational Environmental Stewardship goal by meeting expectations for all activities and implementing at least one environmental stewardship program designed to reduce greenhouse gas emissions and/or waste at our headquarters office. In 2024, we introduced:

•	Organic waste disposal at our headquarters in partnership with a leading provider of organic waste solutions. This program collects organic waste (food and beverages, including packaging) and diverts it from landfills, resulting in less greenhouse gas emissions.
•	Reimbursement for residential composting for employees. Effective January 2025, Collegium implemented reimbursement of up to $240 per year for participating in residential composting services at home.

We continue our efforts to minimize our environmental impact through several initiatives, such as packaging our products in recyclable materials, repurposing unneeded information technology equipment through donations to STEM education non-profits, thereby reducing the impact of electronic waste, hosting environmental waste events, implementing in-office processes to minimize the use of consumables such as paper and plastic cups by offering reusable utensils and mugs and gradually transitioning to compostable alternatives, operating under a hybrid working model where employees are in the office part-time, thereby reducing car emissions associated with employee commuting, implementing clean-in-place manufacturing systems, enabling wastewater to be recycled and thereby reducing freshwater consumption and implementing optimized manufacturing processes that reduce processing time, resulting in decreased energy consumption.

We are working to achieve environmental and financial sustainability by transitioning to hybrid vehicles for our sales fleet. Our initiative to reduce standard internal combustion engine vehicles from our fleet began in 2021. We explored options to reduce the impact of our sales fleet and as such, integrating hybrid vehicles into our fleet became a strategic priority. We began offering hybrid vehicles as an option in our fleet program in 2022. We are on track to reach our goal of a fully hybrid fleet in 2025. As of December 2024, 99.9% (119 of 120) of our fleet vehicles are hybrid. As a result, the average mile per gallon achieved by our fleet vehicles is up 6% and our estimated CO2 emissions are down 2.8% since the prior year.

We are committed to enhancing our manufacturing efficiency and to continuous improvement of our environmental performance. Our primary focus is on recycling product packaging materials and integrating sustainability initiatives into our vendor supply chains. We review and update our commercial product vendor performance management and other operational policies annually. This enables us to minimize resource use and waste generation, optimize the use of raw materials and undertake continuous improvement in environmental performance.

We recognize the critical role data play in our ability to identify and implement environmental initiatives. In 2023, we began partnering with a third-party climate and sustainability expert to perform our inaugural greenhouse gas emissions assessment to measure the environmental footprint of our operations and product supply chain. In 2024, we made further progress in evaluating our footprint by performing our second annual

GHG assessment, improving the accuracy of our emissions inventories while following best practice carbon accounting principles and using the latest emissions factors.

Executive officers

The following are biographical summaries of our executive officers and their ages as of the date of this proxy statement, except for Mr. Karnani, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:

VIKRAM KARNANI	● See “Proposal 1: Election of Directors” above for information regarding Mr. Karnani.
Executive Vice President and Chief Executive Officer

Age: 50

Joined Collegium: 2024
COLLEEN TUPPER
●
Ms. Tupper joined us in May 2021 as Executive Vice President and Chief Financial Officer.
●
Prior to joining us, Ms. Tupper most recently served as Chief Financial Officer, U.S. Business Unit as well as a member of the U.S. Business Unit Executive Leadership Team and the Global Finance Leadership Team at Takeda from January 2019 to April 2021. Prior to that role, Ms. Tupper held several roles of increasing responsibility at Shire Pharmaceuticals (acquired by Takeda in 2019) including Vice President, U.S. Commercial Finance; Vice President, Finance Integration Lead; and Vice President, Head of Finance Global Neuroscience and Ophthalmics. Earlier in her career, Ms. Tupper served in various finance and accounting roles at both Shire Pharmaceuticals and Antigenics (now Agenus).
●
Ms. Tupper received a B.S. in Accounting from Franklin Pierce University.

Executive Vice President and Chief Financial Officer

Age: 49

Joined Collegium: 2021

SCOTT DREYER
●
Mr. Dreyer was appointed as our Executive Vice President and Chief Commercial Officer in July 2018.
●
Mr. Dreyer joined us in January 2018 as Senior Vice President of Sales, Marketing, Commercial Capabilities and Training. He has over 25 years of commercial experience across sales, marketing, commercial operations and strategic planning, all within the biopharma industry. Most recently, Mr. Dreyer was Senior Vice President, Marketing and Commercial Operations for The Medicines Company. Prior to joining The Medicines Company, he was Vice President and Chief Marketing Officer - US at Biogen. Prior to Biogen, Mr. Dreyer held various commercial leadership positions of increasing responsibility at Merck & Co., including Vice President - U.S. Hospital and Oncology Sales and Commercial Operations; Vice President - U.S. Primary Care Sales; Executive Director U.S. Regional Marketing Leader – Neuroscience; Executive Director Customer Marketing and Solutions; Sr. Director of Strategic Planning; and Director of Cardiovascular Marketing.
●
Mr. Dreyer received his B.S. in Biology from Messiah College.

Executive Vice President and Chief Commercial Officer

Age: 53

Joined Collegium: 2018
THOMAS SMITH, M.D.
●
Dr. Smith has served as our Executive Vice President and Chief Medical Officer since March 2022 following the acquisition of BioDelivery Sciences International, Inc.
●
Dr. Smith has more than twenty five years of experience in a variety of leadership roles at various major pharmaceutical companies, including serving as the Chief Medical Officer for BDSI from July 2018 until March 2022, Charleston Laboratories from January 2017 to July 2018, Ameritox and Mallinckrodt Pharmaceuticals. Prior to these roles, Dr. Smith served in scientific, medical and clinical leadership roles at Abbott Laboratories, Teva Pharmaceuticals and Kendle International. He is a member of several medical and scientific societies, including the American Medical Association and the American Academy of Family Physicians.
●
Dr. Smith earned his M.D. from the Indiana University School of Medicine and a B.S. from Purdue University.

Executive Vice President and Chief Medical Officer

Age: 64

Joined Collegium: 2022

DAVID DIETER
●
Mr. Dieter has served as our Executive Vice President and General Counsel since March 2025.
●
Mr. Dieter previously served as an independent legal advisor from October 2024 until February 2025 within the biopharma industry. Prior to this, Mr. Dieter served as Vice President, Legal at Horizon Therapeutics USA, Inc. (“Horizon USA”) (which was acquired by Amgen in October 2023) where he managed internal and external legal counsel and served as an advisor to leadership across business functions on corporate and commercial matters, as well as international expansion, from October 2021 until February 2024, after which time he was not employed until October 2024. Mr. Dieter was previously Associate General Counsel at Horizon USA, where he also assisted with Horizon USA’s business development transactions, from January 2017 until October 2021. Before Horizon USA, David held several leadership roles at Takeda, including Vice President, Government Affairs and Associate General Counsel for Commercial Law. Earlier in his career, Mr. Dieter was a Partner at Freeborn & Peters, a mid-sized, full-service law firm which has since merged with Smith Gambrell Russell, and an Associate at Perkins Coie, a global law firm.
●
Mr. Dieter received a B.A. in Economics from the University of Tennessee, Knoxville and a J.D. from the University of Illinois College of Law, Champaign.

Executive Vice President, General Counsel and Corporate Secretary

Age: 61

Joined Collegium: 2025

2. EXECUTIVE COMPENSATION PROPOSAL

Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on the Board, the compensation committee, or the Company. Nevertheless, the compensation committee will take into account the outcome of the vote when considering future executive compensation decisions. At the 2019 Annual Meeting, the shareholders indicated their preference that we solicit a “say-on-pay” vote annually. The Board has adopted a policy that is consistent with that preference.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our shareholders and our “pay-for-performance” philosophy. We encourage our shareholders to read the “Compensation Discussion and Analysis” section as well as the “Summary Compensation Table” table below and other related compensation tables and narrative disclosures, which describe our executive compensation philosophy, programs, and practices and the 2024 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this proxy statement.

Vote Required

Advisory approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. The votes cast “FOR” this proposal must exceed the votes cast “AGAINST” this proposal for the proposal to be approved. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” this proposal and, thus, will have no impact on the outcome of the vote.

The Board of Directors recommends voting FOR the approval of, on an advisory basis, the compensation of our named executive officers.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation strategy, philosophy, policies and practices underlying our executive compensation programs for 2024. It also provides information regarding the manner and context in which compensation was earned by and awarded to our 2024 named executive officers listed below, whom we refer to collectively as “named executive officers” or “NEOs.”

•	Vikram Karnani, our President and Chief Executive Officer since November 12, 2024;
•	Joseph Ciaffoni, our former President and Chief Executive Officer until May 24, 2024);
•	Michael Heffernan, Chairman of our board of directors and our former interim President and Chief Executive Officer from May 24 to November 12, 2024;
•	Colleen Tupper, our Executive Vice President and Chief Financial Officer;
•	Shirley Kuhlmann, our former Executive Vice President, Chief Administrative Officer, General Counsel & Secretary;
•	Scott Dreyer, our Executive Vice President and Chief Commercial Officer; and
•	Thomas Smith, M.D., our Executive Vice President and Chief Medical Officer.

Executive Summary

2024 Performance Highlights

2024 was a banner year for Collegium Pharmaceutical. Key highlights include:

Delivered Strong Financial Performance

✓	Product revenues, net for the year ended December 31, 2024 (FY 2024) were $631.4 million, up 11% year-over-year from 2023

Generated Momentum in our Product Portfolio

✓	Acquired Jornay PM through our acquisition of Ironshore, establishing a presence in neuropsychiatry (ADHD) and grew full-year Jornay PM prescriptions 31% year-over-year
✓	Grew Belbuca® full-year prescriptions 3.8% year-over-year
✓	Entered into an authorized generic agreement with Hikma, under which Hikma has the exclusive right to sell the authorized generic versions of the Nucynta Franchise in the United States

Strategically Deployed Capital

✓	Secured a $646.0 million financing and used proceeds to repay prior term loan, reducing our interest rate by 300 basis points, and the remaining proceeds, along with our cash on-hand, to fund the all-cash acquisition of Ironshore
✓	Returned $60.0 million in capital to shareholders in 2024 under our share repurchase program authorized by our board of directors in January 2024
✓	Called and redeemed all $26.4 million aggregate principal amount of our outstanding 2.625% Convertible Senior Notes due in 2026

2024 Compensation

In 2024, we continued to work to align our executive compensation programs with shareholder interests as compensation earned under these programs was substantially linked to the achievement of our corporate performance goals. In the judgment of the compensation committee, and our Board, the financial and operational performance of the company created substantial value for shareholders. Accordingly, and consistent with our pay-for-performance philosophy, the payouts under these programs for 2024 were substantially at or above target payout levels, given over-achievement against established performance targets.

Overview of Our Executive Compensation Program

We designed our executive compensation program to incentivize creation of long-term value for our shareholders through the achievement of strategic business objectives, while effectively managing the risks and challenges inherent to a growing biopharmaceutical company. Specifically, our executive compensation program is designed to promote the achievement of key strategic objectives by linking executives’ short- and long-term cash and equity incentives to the achievement of measurable performance goals. Our corporate goals for 2024 were primarily focused on executing on strategic business development and building organizational strength and commercial execution across our portfolio.

Our executive compensation programs are designed to be competitive with our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:

•	Link a significant portion of executive pay with performance and the achievement of our annual and long-term strategic goals;
•	Align our executives’ interests with those of our shareholders through equity compensation;
•	Ensure our overall compensation is competitive in the industry and market in which we compete for executive talent; and
•	Recognize corporate performance, individual contributions, and teamwork.

Say-on-Pay Advisory Vote

In 2024, the annual say-on-pay vote reflected overwhelming support of our executive compensation program, with approximately 99% of votes cast supporting such program. We look forward to continuing to receive feedback from our shareholders through the annual say-on-pay advisory vote and to incorporating the feedback we receive as we evolve our executive compensation program.

Roles and Responsibilities of Participants in our Executive Compensation Process

Role of the Compensation Committee

Our compensation committee, which consists of three independent directors, has primary responsibility for overseeing and administering a compensation program for our named executive officers. In making executive compensation decisions, our compensation committee considers a variety of factors and data, most importantly our corporate performance and individual executives’ performance, and takes into account the totality of compensation that may be paid and compensation trends amongst our peer group. Our compensation committee retains the right to hire outside advisors as needed to assist it in reviewing and revising our executive compensation programs.

The responsibilities of the compensation committee are set forth in detail in the “Corporate Governance” section in this proxy statement and in the compensation committee charter, which can be found on our website at www.collegiumpharma.com under the caption “Investors-Corporate Governance-Committee Charters.” In particular, the compensation committee annually reviews the base salaries, cash incentives and equity compensation of our named executive officers and periodically reviews other elements of our compensation program.

Role of the Independent Compensation Consultant

Our compensation committee believes that independent advice is critical in developing the Company’s executive compensation programs. The compensation committee was advised by Alpine Rewards, LLC (“Alpine Rewards”), an independent compensation consultant, during the year ended December 31, 2024. Alpine Rewards provides guidance to the compensation committee on trends in executive and non-employee director compensation, the development of specific executive compensation programs and the composition of the Company’s compensation peer group. Alpine Rewards also engages in other matters as needed and as directed solely by our compensation committee.

The Company pays the cost for Alpine Rewards’ services. However, the compensation committee retains the sole authority to direct, terminate or engage Alpine Rewards’ services. Alpine Rewards provided other advisory services to us in 2024, but the fees for those services did not exceed $120,000 during the fiscal year ended December 31, 2024. Alpine Rewards reports directly to the compensation committee. Our compensation committee assesses its compensation consultants’ independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed that Alpine Rewards’ work or relationships did not raise any conflicts of interest, and that Alpine Rewards remains independent under applicable rules.

Role of the Chief Executive Officer

Each year our Chief Executive Officer provides an assessment of the performance of each executive officer, other than himself, during the prior year and makes recommendations to our compensation committee about the compensation of each executive. Our Chief Executive Officer’s recommendations are based on numerous factors including:

•	Company, team, and individual performance;
•	Leadership competencies;
•	External market competitiveness; and
•	Internal pay comparisons.

Our compensation committee reviews and considers the Chief Executive Officer’s recommendations together with all the other information presented, including the input and recommendations of its compensation consultant, in determining the elements of compensation and target compensation levels for each named executive officer. Our compensation committee makes a recommendation to the Board with respect to Chief Executive Officer compensation, which is ultimately approved by the Board.

Executive Compensation Philosophy and Strategy

Our executive compensation programs are designed to reward the achievement of our short- and long-term strategic objectives and to drive the creation of long-term shareholder value by successfully executing our business strategy. We aim to achieve this by designing programs that are:

•	Mission and Performance Focused. Our executive compensation programs provide our executives with incentives to achieve the near- and long-term objectives of our business. All our executive incentive compensation programs are tied directly, and meaningfully, to our Company’s performance. None of our corporate goals entail or anticipate growth in the opioid market, and each of our corporate goals that pertain to product sales is consistent with our goal of being the leader in responsible pain management.
•	Competitive Within Our Industry. We strive to ensure the total value of our compensation package is fully competitive within our industry and is consistent with our performance. We benchmark our executive compensation programs against a peer group of biopharmaceutical companies that are of similar size and complexity, and that are representative of the companies with which we compete for talent.
•	Balanced for Short-Term and Long-Term Performance. We structure our executive compensation programs to emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success. Striking the right balance between short-term and long-term incentives is a critical component of our risk management strategy, for which our Board has oversight responsibility.
•	Shareholder Aligned. Every Collegium employee has a vested interest in our Company’s long-term success through participation in our equity compensation programs. To reinforce this alignment with our shareholders, we strongly encourage stock ownership through our equity-based compensation programs as well as through formal stock ownership guidelines for the executive officers and non-executive directors. For our named executive officers, who set and lead the future strategic direction of our Company, we ensure that a significant portion of their total compensation is delivered in the form of equity to maintain alignment between their interests and those of our shareholders. To further reinforce our shareholder alignment philosophy, our performance share unit program uses annual and three-year relative total shareholder return as its performance measure.

Components of our Executive Compensation Program

Base Salary, Annual Cash Incentive, and Long-Term Equity Incentive

We strive to recognize the efforts involved in managing our business by compensating our named executive officers for the demands and risks associated with our business through three core elements that are designed to reward performance in a simple and straightforward manner:

•	Base Salary;
•	Annual Cash Incentives; and
•	Long-Term Equity Incentives.

Each component of our executive compensation program has different purposes and key characteristics; when combined, we believe that the components of our executive compensation program align with our executive compensation philosophy and objectives described above to enable us to attract, motivate and retain a strong and capable leadership team.

Base Salary	Annual Cash Incentives	Long-Term Equity Incentives
•
Provides fixed level of compensation for performing essential daily elements of role
•
Reviewed annually and adjusted, as appropriate, to reflect skills and experience, level of responsibility, scope of complexity of role, and competitive market dynamics

•
Designed to reward performance against corporate objectives that are aligned with creation of shareholder value through operational execution within the fiscal year
•
Sized as a percentage of base salary
•
Earned and paid annually in cash

•
Motivates executive officers to achieve our corporate objectives by linking compensation to creation of long-term shareholder value
•
Comprised of restricted stock units and performance share units
•
Restricted stock units generally vest in installments over 3 to 4 years and performance share units vest, if earned, annually and over the 1-year or 3-year performance period

The long-term equity incentive component of our executive compensation program is comprised of restricted stock units (“RSUs”) and performance share units (“PSUs”). The graphs below illustrate the mix of equity awards for 2024 (and again in 2025).

The CEO mix illustrated above reflects the mix granted for Mr. Ciaffoni’s annual award in 2024 prior to his separation. When Mr. Karnani joined the Company in November 2024, he received an initial equity award mix of 25% stock options, 37.5% RSUs and 37.5% PSUs. The compensation committee determined that an initial grant mix containing stock options for Mr. Karnani aligns his interests with those of our shareholders by rewarding him for appreciation in our stock price in excess of the exercise price of his stock option. The stock option vests over a four-year period following the grant date, subject to continued employment with the Company. We believe that this vesting schedule is consistent with our focus on long-term, sustainable growth and plays an important retention role.

The RSU component of the long-term equity program incentivizes our named executive officers to contribute to value creation, with the advantage that RSUs retain value in the face of stock price volatility common to growing pharmaceutical companies, yet continue to have direct shareholder alignment. The RSUs have a service-based vesting period that reinforces our focus on long-term, sustainable growth and serves as a key retention tool. Prior to 2024, the vesting period was four years. The compensation committee approved three-year vesting beginning in 2024 to align with broader market practices and business alignment.

The PSU component of the long-term equity program also incentivizes our named executive officers to contribute to value creation and rewards superior stock price performance aligned with our pay for performance philosophy. PSUs are earned based on the relative ranking of our total shareholder return (“TSR”) over one- and three-year measurement periods versus the TSR of the S&P Pharmaceutical Select Industry Index.

2024 Compensation Mix at Target

Our compensation mix is structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that influence shareholder value. The graphs below show the mix of fixed versus variable compensation for our Chief Executive Officer and other named executive officers in 2024. Fixed compensation includes base salary and variable compensation includes annual cash incentives and long-term equity incentives (equity valued based on the grant date fair value in accordance with FASB ASC 718).

*Reflects Mr. Ciaffoni’s mix determined prior to his separation.

We also believe our executive compensation should be structured to appropriately balance cash compensation with equity-based compensation. The graphs below show the mix of cash-based versus equity-based compensation for our Chief Executive Officer and other named executive officers in 2024. Cash-based compensation includes base salary and annual cash incentives, and equity-based compensation includes long-term equity incentives (equity valued based on the grant date fair value in accordance with FASB ASC 718).

*Reflects Mr. Ciaffoni’s mix determined prior to his separation.

Peer Group Determination

Market practices are one of the considerations taken into account by our compensation committee when determining executive compensation levels and compensation program design. In evaluating market practices, we do not target a specific market percentile, nor do we seek to duplicate any particular market practice. Rather, we review external market practices as a reference point to assist us in developing programs designed to attract, motivate, and retain a strong executive team.

Our compensation committee uses a peer group to provide context for its executive compensation decision-making. Each year, the compensation committee’s independent compensation consultant reviews the external market landscape and evaluates the composition of our peer group for appropriateness. Our compensation committee reviews the information provided from internal sources as well as the information provided by our independent compensation consultant to select our peer group based on comparable biopharmaceutical companies that approximate:

•	our scope of business, including revenues, scope of commercial operations, and market capitalization;
•	our employee base; and
•	the pool of talent for which we compete.

When determining the 2024 peer group, our compensation committee considered biopharmaceutical companies headquartered in the United States (or focused on United States operations) that are of similar size to the Company in terms of market capitalization, revenues and commercial expansion, and number of employees. At the time our 2024 peer group was selected in September 2023, our market capitalization was at approximately the 48th percentile of the peer group and our revenue was at approximately the 81st percentile of the peer group.

For each of the companies in our peer group, where available, we analyze the company’s Compensation Discussion and Analysis, Summary Compensation Table and other data publicly filed during the prior and current year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. We also supplement the data for our peer group with published compensation surveys where appropriate.

The peer group for determining our 2024 compensation decisions consisted of the following companies:

ACADIA Pharmaceuticals, Inc.	Catalyst Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.
Amarin Corporation PLC	Corcept Therapeutics, Inc.	Ironwood Pharmaceuticals, Inc.
Amphastar Pharmaceuticals, Inc.	Eagle Pharmaceuticals, Inc.	Pacira BioSciences, Inc.
ANI Pharmaceuticals, Inc.	Dynavax Technologies Corporation	Supernus Pharmaceuticals, Inc.
Anika Therapeutics, Inc.	Harmony Biosciences Holdings, Inc.	Travere Therapeutics, Inc.
BioCryst Pharmaceuticals, Inc.	Innoviva, Inc.	Vanda Pharmaceuticals Inc.

For 2024, the compensation committee removed Cara Therapeutics, Enanta Pharmaceuticals and Heron Therapeutics as they no longer fit with the peer criteria and added BioCryst Pharmaceuticals, Catalyst Pharmaceuticals, Dynavax Technologies and Innoviva due to overall fit relative to the peer criteria.

Process for Determining Executive Compensation

Our Practices

Our compensation committee reviews and establishes, annually, the pay levels of each element of total compensation for our named executive officers.

Compensation decisions are based primarily on the following:

•	Annual Performance Reviews. Our Chief Executive Officer conducts and presents an assessment of our corporate performance and the performance reviews of the other named executive officers to the compensation committee after the end of each fiscal year. In reviewing and determining the compensation of each named executive officer, the compensation committee also considers individual factors, such as potential for future contributions to our growth, industry experience and retention concerns.
•	Peer and Industry Data. Our compensation committee considers peer and industry data provided by its independent compensation consultant, currently Alpine Rewards, as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and determining the type and portion of compensation tied to performance goals.
•	Chief Executive Officer Recommendations. The compensation committee seeks input from our Chief Executive Officer for setting the salary and target cash compensation levels for the other executive officers, and for purposes of setting annual performance metrics and target incentive amounts for awards granted to the other executive officers.

To achieve the objectives described above, our compensation committee evaluates our compensation program with the goal of setting compensation at levels that are based on each executive’s level of experience, performance, and responsibility and that are competitive with those of other companies in our industry that we compete with for executive talent. The compensation committee seeks to ensure that our executive compensation program contains an appropriate amount of compensation for each of our executive officers that is “at risk” and subject to the achievement of critical business objectives.

Process for Establishing 2024 Compensation

Process for Determining Components of Executive Compensation

Our compensation committee reviewed market practices and compensation information from our 2024 peer group when designing the components of our 2024 executive compensation program. In particular, our compensation committee evaluated how our named executive officers’ compensation elements compare to the 25th, 50th and 75th percentiles of our peer companies’ comparably situated executives. Our compensation committee reviewed this information as reference points in its overall decision making and as indicative of the types and level of compensation necessary to attract, motivate and retain our executive officers. Our compensation committee set the actual amount of each element of compensation and the total compensation opportunity of each named executive officer based in part on its review of peer group data and in part on the other factors discussed above and below.

Base Salary Determinations

In determining the base salaries of our named executive officers, our compensation committee reviewed the base salaries of comparable executive officers in our 2024 peer group and relevant compensation surveys and considered our named executive officers’ compensation mix, capabilities, performance, and future expected contributions. Based on this review, the 2024 base salaries for our named executive officers positioned them, on average, around the market median compared to persons with comparable jobs within our 2024 peer group. Changes in the 2024 base salaries for our named executive officers as compared to 2023 are discussed under the caption entitled “2024 Executive Compensation of Our Named Executive Officers.”

Annual Cash Incentive Determinations

Our executive compensation programs place a heavy emphasis on performance-based compensation, and a critical component of that is our annual cash incentive program, in which all our employees, including our named executive officers, are eligible to participate. Awards made under our annual cash incentive program are directly tied to the achievement of our corporate performance goals, which are aligned with the Company’s short- and long-term strategic plans, as well as individual performance goals.

In setting our corporate performance goals for the annual cash incentive plans, we strive to identify a range of metrics that address both the near-term performance of our business, and the actions needed to create and sustain a solid foundation for long-term growth. We believe that our 2024 corporate performance goals align directly with the creation of near- and long-term value for our shareholders. We strive to establish challenging targets within each metric that motivate our named executive officers to achieve and exceed our corporate performance goals, while carefully considering that goals should not encourage inappropriate risk-taking.

Our compensation committee is responsible for reviewing and approving our annual corporate goals, targets, and levels of payout (e.g., threshold, target, and maximum) for our executive compensation programs and for reviewing and determining actual performance results at the end of the applicable performance period, as well as individual performance multipliers for each named executive officer (except for our Chief Executive Officer, whose compensation is reviewed and recommended for approval by the Board). Our compensation committee reviews the annual cash incentive opportunities for our named executive officers each year to ensure such opportunities are competitive. The 2024 annual cash incentives for our named executive officers are discussed under the caption entitled “2024 Executive Compensation of Our Named Executive Officers.”

Long-Term Equity Incentive Determinations

Long-term equity incentive awards granted to our named executive officers annually are designed to incentivize our executives to contribute to our Company’s long-term growth and success.

The size of each named executive officer’s long-term equity incentive award is based on the executive’s individual performance, potential future contributions, and market competitiveness, as well as other factors. In determining long-term equity incentive awards, our compensation committee reviews the long-term equity incentive grant practices of our peer group as well as broader survey data for similarly sized companies in our industry. Annual long-term equity incentive grant values for our named executive officers serving at the beginning of 2024 fall within the market range of Compensation Committee approved peers and reflect performance and contributions of each executive as reviewed by the CEO and/or Compensation Committee.

Long-term equity incentive grants are made following the completion of the internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group, including the data from the Radford survey. The 2024 long-term equity incentive grants issued to our named executive officers are discussed under the caption entitled “2024 Executive Compensation of Our Named Executive Officers.”

2024 Executive Compensation of Our Named Executive Officers

Base Salary

In February 2024, our compensation committee reviewed the base salaries of our named executive officers and determined to increase those base salaries, after taking into account individual performance; the expansion of responsibilities and scope of duties; and the competitive market for talent, as well as data provided by our independent compensation consultant, Alpine Rewards, regarding the annual base salaries of similarly situated executives of companies in the Radford survey and our 2024 peer group. The table below sets forth such 2024 base salaries for the then-serving named executive officers (not reflecting any proration for salaries actually paid in 2024) and percentage increases over 2023 salaries. Mr. Karnani commenced employment with us in November 2024 as our Chief Executive Officer and did not serve in any other capacity with us prior to that date. Similarly, Mr. Heffernan served as our interim Chief Executive Officer from May to November 2024 and did not hold any executive officer position with us during 2024 before and after his appointment as our interim Chief Executive Officer.

Named Executive Officer	2024 Full-Year Base Salary ($)	Increase over 2023 Full-Year Base Salary (%)
Vikram Karnani	875,000	N/A
Michael Heffernan, R.Ph.	291,666	N/A
Joseph Ciaffoni	875,000	6.1%
Colleen Tupper	518,000	5.9%
Shirley Kuhlmann	529,000	6.9%
Scott Dreyer	493,000	6.0%
Thomas Smith, M.D.	476,000	5.1%

2024 Target Annual Cash Incentives, Performance Goals, and Awards Earned

Each named executive officer has a target annual cash incentive amount, which is expressed as a percentage of his or her salary. This target is set forth in each named executive officer’s employment agreement and evaluated by our compensation committee annually based upon a review of the peer and industry data provided by the committee’s compensation consultant. In 2024, our compensation committee determined annual cash incentive targets for the then-serving named executive officers as shown below, which represented no change from the annual cash incentive targets for 2023. Our compensation committee provides annual cash incentives in order to align our named executive officers’ compensation with Company performance and the creation of shareholder value by providing a significant percentage of performance-based compensation relative to total compensation. Mr. Heffernan was not entitled to receive an annual cash incentive payment in connection with his service as interim Chief Executive Officer.

Named Executive Officer	2023 Annual Cash Incentive Target (% of Base Salary)	2024 Annual Cash Incentive Target (% of Base Salary)
Vikram Karnani	N/A	75%
Michael Heffernan, R.Ph.	N/A	N/A
Joseph Ciaffoni	75%	75%
Colleen Tupper	50%	50%
Shirley Kuhlmann	50%	50%
Scott Dreyer	50%	50%
Thomas Smith, M.D.	50%	50%

For purposes of determining 2024 annual cash incentives, the compensation committee reviews performance versus our key annual performance objectives. The following represents a summary of our corporate performance categories and goals, achievements with respect to each category, respective relative weightings assigned to each category, and actual ratings determined based on performance during 2024.

	Corporate Category	2024 Goal	2024 Performance	Relative Weighting	2024 Achievement Rating
FINANCIAL GOALS	Total Net Revenue	Net Revenue of $622.4M	Net Revenue of $631.4M	30.0%	34.5%
	Non-GAAP Adjusted EBITDA(1)	Non-GAAP Adjusted EBITDA of $354.8M	Non-GAAP Adjusted EBITDA of $401.2M	40.0%	43.5%
OPERATIONAL GOALS	Business Development	Complete 1 or more transactions expected to generate revenue of ≥$150M	Closed Ironshore acquisition	20.0%	30.0%
	Loss of Exclusivity & Label Enhancements	Achievement of 6-month pediatric extension for Nucynta franchise	Achieved 6-month pediatric extension for Nucynta franchise	15.0%	15.0%
	COP Optimization	Completion of end-to-end Belbuca value chain (ARx) by 12/31/24	PAS approved on 9/10/24	10.0%	15.0%
	Environmental Stewardship	Complete GHG Baseline Assessment and perform first Emissions Calculation	Completed GHG Baseline Assessment	5.0%	7.5%
	Total:				145.4%

(1)	Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Our compensation committee evaluated our performance against our 2024 corporate goals in early 2025, established a percentage rating for each goal based on the extent to which the goal was achieved and then determined an overall corporate rating based on the cumulative weightings of the ratings for all the goals. The compensation committee reviewed its assessment of the Company’s achievement of 2024 corporate goals with our Board. The overall percentage rating as indicated above was 145.4%.

Actual annual cash incentive payouts represent the product of the target annual incentive (as a percentage of base salary), the corporate performance multiplier (equal to the achievement of the corporate performance goals), and the individual performance multiplier (as determined by the compensation committee, upon recommendation of the Chief Executive Officer for other named executive officers). The individual performance multiplier is based on achievement of individual performance goals which are aligned to, and in support of, our corporate performance goals. This approach is intended to closely align cash incentive payouts with the achievement of our corporate goals, while considering individual performance.

The actual cash incentive payouts to our named executive officers in February 2025, for annual performance in 2024 as described above, are set forth in the following table:

Named Executive Officer	Base Salary ($)	Annual Cash Incentive Target (% of Base Salary)	Corporate Performance Multiplier	Individual Performance Multiplier	Actual Annual Cash Incentive Payout ($)
Vikram Karnani (1)	119,863	75%	145.40%	100%	130,711
Michael Heffernan, R.Ph. (2)	291,666	0%	0.00%	0%	—
Joseph Ciaffoni (3)	875,000	0%	0.00%	0%	—
Colleen Tupper	518,000	50%	145.40%	125%	470,733
Shirley Kuhlmann	529,000	50%	145.40%	110%	423,041
Scott Dreyer	493,000	50%	145.40%	110%	394,252
Thomas Smith, M.D.	476,000	50%	145.40%	100%	346,052

(1)	Pursuant to Mr. Karnani’s employment agreement, he was entitled to a prorated annual cash incentive payment. Mr. Karnani was employed 50 days in 2024 and his prorated annual cash incentive target was 13.7%.
(2)	Mr. Heffernan was not entitled to receive an annual cash incentive payment in connection with his service as interim Chief Executive Officer. For more information regarding Mr. Heffernan’s compensation in 2024, see “Executive Compensation Tables — Summary Compensation Table” and “Employment Agreements — Heffernan Interim President and Chief Executive Officer Letter Agreement.”
(3)	Mr. Ciaffoni served as Chief Executive Officer until May 2024 and did not receive an annual cash incentive payment in February 2025. For more information regarding Mr. Ciaffoni’s compensation in 2024, see “Executive Compensation Tables — Summary Compensation Table” and “Employment Agreements — Ciaffoni Separation and Release Agreement.”

Long-Term Equity Incentives

As part of the annual compensation review process, after reviewing the achievement of 2023 corporate goals for the prior fiscal year, as well as individual performance goals for our named executive officers, our compensation committee granted long-term equity awards in February 2024 to each of our named executive officers (other than Messrs. Karnani and Heffernan).

The 2024 long-term equity incentive awards for each named executive officer were comprised of a combination of RSUs and PSUs. Our compensation committee sought to reward the executive team’s performance in 2024, incentivize continued performance and align equity compensation with peer practices. To do so, the compensation committee, in consultation with Alpine Rewards, first determined the value of each named executive officer’s long-term equity incentive award by reference to these factors, and then allocated the total value of such award between two equity instruments, RSUs and PSUs, to derive the number of RSUs and number of PSUs comprising each award. The compensation committee determined that the total value of each award should be allocated among RSUs and PSUs as follows: 50% each for Mr. Ciaffoni, and 70%

and 30%, respectively, for the other named executive officers. Mr. Heffernan was not eligible for 2024 long-term equity incentive award for his service as interim Chief Executive Officer, and Mr. Karnani was ineligible as he commenced employment with us in November 2024. The actual 2024 long-term equity incentive awards granted to our then-serving named executive officers in 2024 were as set forth below.

	Options	RSUs	PSUs (at Target)	Total Equity Units
Named Executive Officer	(#)	(#)	(#)	(#)
Vikram Karnani	130,344	105,972	105,972	342,288
Michael Heffernan, R.Ph.	—	7,693	—	7,693
Joseph Ciaffoni	—	119,000	119,000	238,000
Colleen Tupper	—	40,600	17,400	58,000
Shirley Kuhlmann	—	43,400	18,600	62,000
Scott Dreyer	—	35,000	15,000	50,000
Thomas Smith, M.D.	—	30,800	13,200	44,000

The 2024 PSU awards have performance criteria related to the relative ranking of the total shareholder return (“TSR”) of the Company’s common stock in 2024, 2025, 2026 and the cumulative three-year performance period (2024-2026) return relative to the TSR of peer companies within the S&P Pharmaceutical Select Industry Index, where each annual segment is weighted 20% and the cumulative three-year performance is weighted 40%. TSR is measured based on the 30-day average stock price on the first day of each period compared to the 30-day average stock price on the last day of each period. The PSUs subject to the annual performance criteria vest annually, subject to the satisfaction of the performance criteria and the executive’s continued employment through the vesting date. The cumulative PSUs will vest following the three-year performance period, subject to the satisfaction of the performance criteria and the executive’s continued employment through the vesting date. PSUs may vest in a range between 0% and 200%, based on actual performance, and no shares will be issued if the minimum applicable performance metric is not achieved.

In February 2025, the compensation committee reviewed the performance of the 2024 performance segments of the 2022 PSU award, 2023 PSU award and 2024 PSU award, and the 2022-2024 cumulative segment of the 2022 PSU award. TSR performance for the 2024 performance segment was at the 48.72 percentile for the 2022 PSU award, the 50.00 percentile for the 2023 PSU award, and 50.00 percentile for the 2024 PSU award, resulting in award payouts at 97.44%, 100% and 100% of target, respectively, for each award for the 2024 segment. TSR performance for the cumulative 2022-2024 segment of the 2022 PSU award was at the 84.62 percentile, resulting in an award payout of 169.23% of target.

The following table shows the number of shares earned and vested for each of our named executive officers for the 2022 PSU award.

	Total PSUs Granted	2022 Segment (20%)	2022 Segment Earned*	2023 Segment (20%)	2023 Segment Earned*	2024 Segment (20%)	2024 Segment Earned*	Cumulative Three-Year Period Segment (40%)	Cumulative Three-Year Period Segment Earned*
Named Executive Officer	(#)	(#)	(#)	(#)	(#)	(#)	(#)	(#)	(#)
Vikram Karnani (1)	—	—	—	—	—	—	—	—	—
Michael Heffernan, R.Ph. (2)	—	—	—	—	—	—	—	—	—
Joseph Ciaffoni (3)	125,000	25,000	39,535	25,000	39,025	25,000	35,000	50,000	92,500
Colleen Tupper	22,500	4,500	7,116	4,500	7,025	4,500	4,385	9,000	15,231
Shirley Kuhlmann	24,300	4,860	7,686	4,860	7,586	4,860	4,736	9,720	16,449
Scott Dreyer	22,500	4,500	7,116	4,500	7,025	4,500	4,385	9,000	15,231
Thomas Smith, M.D. (4)	—	—	—	—	—	—	—	—	—

* Number of shares rounded to nearest whole share.

(1)	Mr. Karnani joined the Company in November 2024 and does not hold any 2022 PSUs.
(2)	Mr. Heffernan does not hold any 2022 PSUs.
(3)	On May 24, 2024, in connection with Mr. Ciaffoni’s separation, pursuant to the terms of his employment agreement and separation and release agreement, our compensation committee determined that the 2024 PSUs held by Mr. Ciaffoni that would have been subject to vesting within 18 months of his termination date based on TSR performance as of May 24, 2024, resulted in an award payout of 140% of target for the 2024 segment and 185% of target for the cumulative three-year period segment.
(4)	Dr. Smith joined the Company in March 2022 and does not hold any 2022 PSUs.

The following table shows the numbers of shares earned and vested for each of our named executive officers for the 2023 PSU award.

	Total PSUs Granted	2023 Segment (20%)	2023 Segment Earned*	2024 Segment (20%)	2024 Segment Earned*
Named Executive Officer	(#)	(#)	(#)	(#)	(#)
Vikram Karnani (1)	–	–	–	–	–
Michael Heffernan, R.Ph. (2)	–	–	–	–	–
Joseph Ciaffoni (3)	117,500	23,500	40,648	23,500	35,568
Colleen Tupper	19,305	3,861	6,678	3,861	3,861
Shirley Kuhlmann	20,625	4,125	7,135	4,125	4,125
Scott Dreyer	18,975	3,795	6,564	3,795	3,795
Thomas Smith, M.D.	13,365	2,673	4,623	2,673	2,673

* Number of shares rounded to nearest whole share.

(1)	Mr. Karnani joined the Company in November 2024 and does not hold any 2023 PSUs.
(2)	Mr. Heffernan does not hold any 2023 PSUs.
(3)	On May 24, 2024, in connection with Mr. Ciaffoni’s separation, pursuant to the terms of his employment agreement and separation and release agreement, our compensation committee determined that the 2023 PSUs held by Mr. Ciaffoni that would have been subject to vesting within 18 months of his termination date based on TSR performance as of May 24, 2024, resulted in an award payout of 151.35% of target for the 2024 segment.

The following table shows the numbers of shares earned and vested for each of our named executive officers for the 2024 PSU award.

	Total PSUs Granted	2024 Segment (20%)	2024 Segment Earned*
Named Executive Officer	(#)	(#)	(#)
Vikram Karnani (1)	—	—	—
Michael Heffernan, R.Ph. (2)	—	—	—
Joseph Ciaffoni (3)	119,000	23,800	36,061
Colleen Tupper	17,400	3,480	3,480
Shirley Kuhlmann	18,600	3,720	3,720
Scott Dreyer	15,000	3,000	3,000
Thomas Smith, M.D.	13,200	2,640	2,640

* Number of shares rounded to nearest whole share.

(1)	Mr. Karnani joined the Company in November 2024 and does not hold any 2024 PSUs.
(2)	Mr. Heffernan does not hold any 2024 PSUs.
(3)	On May 24, 2024, in connection with Mr. Ciaffoni’s separation, pursuant to the terms of his employment agreement and separation and release agreement, our compensation committee determined that the 2024 PSUs held by Mr. Ciaffoni that would have been subject to vesting within 18 months of his termination date based on TSR performance as of May 24, 2024, resulted in an award payout of 151.52% of target for the 2024 segment.

Other Policies and Practices

Employment Agreements

The Company has entered into employment agreements with each of its named executive officers. These employment agreements outline the base salary, annual cash incentive, and long-term equity incentive components of our executive compensation program, as well as the impact of termination and change of control on the executive compensation programs in which our named executive officers participate.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The compensation committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program. Our compensation committee has determined that the structure of our executive compensation programs does not put our patients, investors, other stakeholders, or the Company at any material risk.

Tax Deductibility of Compensation

Our intent is to maximize the deductibility of compensation. However, under certain circumstances that are in the best interest of the Company and our shareholders, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate.

Clawback Policy

We have adopted a Clawback Policy in accordance with rules issued by the SEC under the Exchange Act and Nasdaq pursuant to which, if the Company is required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirements, then the compensation committee shall require certain officers, including our named executive officers, to repay or forfeit any “erroneously awarded compensation.” “Erroneously awarded compensation” refers to the portion of cash and equity-based incentive compensation received by a covered officer during the three-year period preceding the publication of the restated financial statements that was in excess of the amount that such officer would have received had such incentive compensation been determined based on the financial results reported in the restated financial statements.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits employees, officers and directors from engaging in any hedging or monetization transactions or similar arrangements (including transactions involving zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds) that are designed to hedge or speculate on any change in the market value of our securities. It also explicitly prohibits employees, officers and directors from effecting short sales of our securities, which are inherently speculative in nature and contrary to the best interests of the Company and our shareholders. Our insider trading policy also prohibits employees, officers and directors from buying or selling puts or calls or other derivative securities on our securities and from pledging our securities as collateral for a loan or holding our securities in a margin account.

Stock Ownership Guidelines

We have adopted stock ownership guidelines to assist in focusing officers and non-employee directors on the long-term success of the Company and on shareholder value by requiring them to hold shares of Company common stock.

Our stock ownership guidelines apply to our Chief Executive Officer and each Executive Vice President (each a “Covered Officer”) and each non-employee director (each a “Covered Director”). The target level of ownership of our common stock is established as a multiple of base salary or annual base cash retainer (i.e., $50,000), as applicable, outlined in the table below. Covered Officers and Covered Directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became subject to the guidelines.

Position	Multiple of Salary
Chief Executive Officer	3
Executive Vice President	1
Position	Multiple of Annual Cash Retainer
Non-Employee Director	3

In the event that a Covered Officer or Covered Director does not meet the foregoing stock ownership guidelines, such individual may be required to hold 50%-100%, as determined by the compensation committee, of common stock issued following the exercise of options, the vesting of restricted stock units or the vesting of performance share units, after payment for applicable statutory withholding taxes or exercise price, until the required ownership level has been met.

Shares that count toward satisfaction of the guidelines include (i) shares owned outright by the individual or his or her immediate family members residing in the same household, including restricted shares and shares deliverable upon settlement of vested and unvested restricted stock units and vested in-the-money options, excluding restricted stock units that remain subject to achievement of performance goals, such as performance share units, and (ii) shares owned through savings plans, such as the our 401(k) plan, or acquired through our employee stock purchase plan are included.

The stock ownership guidelines are calculated annually based on ownership as of January 1 of each year based on the applicable annual base salary in effect on such calculation date. The value of a share will be measured on such date based on the average closing price over the 30 calendar days preceding the date of calculation. Such calculated ownership levels will be reported to the compensation committee.

As of January 1, 2025, all directors and executive officers were in compliance with the ownership requirements of our stock ownership guidelines and/or within the transition period allowed for compliance.

Retirement Benefits

We maintain a 401(k) plan for all employees who are 18 years of age or older. Employees can contribute up to 90% of their eligible pay, subject to maximum amounts allowed under law. We currently provide a matching contribution under the 401(k) Plan.

Compensation Committee Report

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this proxy statement, with our management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the 2024 Form 10-K.

Compensation Committee:

John Freund, M.D., Chairman

Garen Bohlin

Gino Santini

The foregoing report of the compensation committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Executive Compensation Tables

Summary Compensation Table

The following table shows the annual compensation paid to or earned by our named executive officers, for the fiscal years ended December 31, 2024, 2023, and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Vikram Karnani	2024	97,596	500,000	(6)	7,823,072	2,228,622	130,711	124	10,780,125
President and Chief Executive Officer (5)	2023	—	—		—	—	—	—	—
	2022	—	—		—	—	—	—	—
Michael Heffernan, R.Ph.	2024	135,737	—		259,023	—	—	71,695	466,455
Former Interim President and Chief Executive Officer (7)	2023	—	—		—	—	—	—	—
	2022	—	—		—	—	—	—	—
Joseph Ciaffoni	2024	364,423	—		9,372,916	—	-	952,513	10,689,852
Former President and Chief Executive Officer (8)	2023	817,038	—		7,691,315	—	612,563	22,008	9,142,924
	2022	751,846	—		5,231,750	—	914,288	19,646	6,917,530
Colleen Tupper	2024	514,708	30,000	(9)	2,152,334	—	470,733	22,197	3,189,972
Executive Vice President and Chief Financial Officer	2023	485,574	—		1,952,212	—	275,063	22,008	2,734,857
	2022	458,089	—		1,470,615	—	371,762	18,438	2,318,904
Shirley Kuhlmann	2024	525,270	30,000	(9)	2,300,770	—	423,041	22,215	3,301,296
Former Executive Vice President, Chief Administrative Officer, General Counsel and Secretary (10)	2023	490,412	—		2,085,696	—	278,438	19,601	2,874,147
	2022	455,011	—		1,588,264	—	369,263	18,624	2,431,162
Scott Dreyer	2024	489,507	30,000	(9)	1,855,460	—	394,252	22,156	2,791,375
Executive Vice President and Chief Commercial Officer	2023	462,281	—		1,918,841	—	209,250	22,008	2,612,380
	2022	440,265	—		1,470,615	—	285,542	20,770	2,217,192
Thomas Smith, M.D.	2024	473,496	30,000	(9)	1,632,805	—	346,052	17,730	2,500,083
Executive Vice President and Chief Medical Officer	2023	451,428	—		1,351,531	—	224,235	17,608	2,044,802
	2022	318,615	—		—	—	281,220	682	600,517

(1)	The amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 18, “Stock-based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)	The amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(3)	Amounts represent the annual cash incentive payments earned by our named executive officers, for the years ended December 31, 2024, 2023 and 2022, respectively, pursuant to the achievement of certain company and individual performance objectives for those years. Please see the descriptions of the annual cash incentives in the section entitled “Compensation Discussion and Analysis — 2024 Executive Compensation of Our Named Executive Officers.”
(4)	This amount reflects our contributions to our life/disability insurance plan, 401(k) Plan, and HSA contributions on behalf of each named executive officer. Our contributions to our 401(k) Plan on behalf of certain NEOs in 2024 that exceeded $10,000 were as follows: for Ms. Tupper: $16,500; Ms. Kuhlmann: $16,500; Mr. Dreyer: $16,500; and Dr. Smith: $16,500. For Mr. Ciaffoni, such amounts for 2024 also include $51,882 of unused and accrued vacation time, $887,620 of severance paid in connection with his separation from his position as our former President and Chief Executive Officer, and $10,000 of additional compensation in recognition of his service to Collegium. For Mr. Heffernan, this amount reflects $71,695 of board fees for his service as Chairman of our board.
(5)	Mr. Karnani was appointed President and Chief Executive Officer in November 2024.
(6)	Mr. Karnani received this one-time lump sum signing bonus of $500,000 in connection with the terms of his employment agreement in 2024. Pursuant to the terms of his employment agreement, if Mr. Karnani resigns without good reason (as defined in his employment agreement) or is terminated by us for cause (as defined in his employment agreement) prior to the first anniversary of his first day of employment, he will be required to repay the bonus in full.
(7)	During 2024, Mr. Heffernan served as Chairman of our board. Mr. Heffernan also served as Interim Chief Executive Officer from May 2024 until November 2024. The compensation Mr. Heffernan received for serving as Interim Chief Executive Officer and as Chairman of the board during the fiscal year ended December 31, 2024 includes: $135,737 salary for his service as Interim Chief Executive Officer, and $259,023 of stock awards and $71,695 of board fees for his service as Chairman of our board. For more information regarding Mr. Heffernan’s compensation in 2024, see “Employment Agreements — Heffernan Interim President and Chief Executive Officer Letter Agreement.”
(8)	Mr. Ciaffoni served as President and Chief Executive Officer until May 2024. For more information regarding Mr. Ciaffoni’s compensation in 2024, see “Executive Compensation Tables — Summary Compensation Table” and “Employment Agreements — Ciaffoni Separation and Release Agreement.”
(9)	Amounts represent transaction bonuses paid to Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith in recognition of their significant efforts in connection with the closing of the Company’s acquisition of Ironshore Therapeutics in 2024.
(10)	Ms. Kuhlmann served as Executive Vice President, Chief Administrative Officer and General Counsel until March 7, 2025.

Grants of Plan-Based Awards

The following table presents plan-based awards made to each of the named executive officers during 2024.

			Estimated Future Payouts			Estimated Future Payouts			All Other		All Other
			Under Non-Equity Incentive			Under Equity Incentive			Stock Awards:		Option Awards:	Exercise or	Grant Date
			Plan Awards (2)			Plan Awards (3)			Number of Shares		Number of Securities	Base Price of	Fair Value of Stock
			Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock or Units (4)		Underlying Options (#) (5)	Option Awards ($/sh) (6)	and Option Awards (7)
Name	Grant Date	Approval Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)				($)
Vikram Karnani			76,413	89,897	193,279
	11/12/2024	11/6/2024				10,597	21,194	42,388					849,879
	11/12/2024	11/6/2024				10,597	21,194	42,388					851,575
	11/12/2024	11/6/2024				10,597	21,194	42,388					851,151
	11/12/2024	11/6/2024				21,195	42,390	84,780					1,941,886
	11/12/2024	11/6/2024							105,972				3,328,581
	11/12/2024	11/6/2024									130,344	31.41	2,228,622
Michael Heffernan, R.Ph.	5/16/2024								7,693	(8)			259,023
Joseph Ciaffoni			557,813	656,250	1,410,938
	2/12/2024	2/6/2024				11,900	23,800	47,600					1,030,064
	2/12/2024	2/6/2024				11,900	23,800	47,600					1,005,074
	2/12/2024	2/6/2024				11,900	23,800	47,600					1,008,882
	2/12/2024	2/6/2024				23,800	47,600	95,200					2,318,596
	2/12/2024	2/6/2024							119,000				4,010,300
Colleen Tupper			220,150	259,000	556,850
	2/12/2024	2/6/2024				1,740	3,480	6,960					150,614
	2/12/2024	2/6/2024				1,740	3,480	6,960					146,960
	2/12/2024	2/6/2024				1,740	3,480	6,960					147,517
	2/12/2024	2/6/2024				3,480	6,960	13,920					339,022
	2/12/2024	2/6/2024							40,600				1,368,220
Shirley Kuhlmann			224,825	264,500	568,675
	2/12/2024	2/6/2024				1,860	3,720	7,440					161,002
	2/12/2024	2/6/2024				1,860	3,720	7,440					157,096
	2/12/2024	2/6/2024				1,860	3,720	7,440					157,691
	2/12/2024	2/6/2024				3,720	7,440	14,880					362,402
	2/12/2024	2/6/2024							43,400				1,462,580
Scott Dreyer			209,525	246,500	529,975
	2/12/2024	2/6/2024				1,500	3,000	6,000					129,840
	2/12/2024	2/6/2024				1,500	3,000	6,000					126,690
	2/12/2024	2/6/2024				1,500	3,000	6,000					127,170
	2/12/2024	2/6/2024				3,000	6,000	12,000					292,260
	2/12/2024	2/6/2024							35,000				1,179,500
Thomas Smith, M.D.			202,300	238,000	511,700
	2/12/2024	2/6/2024				1,320	2,640	5,280					114,259
	2/12/2024	2/6/2024				1,320	2,640	5,280					111,487
	2/12/2024	2/6/2024				1,320	2,640	5,280					111,910
	2/12/2024	2/6/2024				2,640	5,280	10,560					257,189
	2/12/2024	2/6/2024							30,800				1,037,960
(1)	The approval date represents the date the compensation committee and/or board of directors took action to grant equity awards to the NEOs and is disclosed to the extent it differs from the grant date.
(2)	Consists of potential cash payments under our annual cash incentive program for named executive officers for 2024. Actual cash incentive payments determined in February 2025 for 2024 performance are set forth in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation” for 2024. The “threshold” payouts reflect the annual cash incentive payment that would have been due had each of the corporate goals been achieved at the minimum level. The “target” payouts reflect the annual cash incentive payment that would have been due had each of the corporate goals been achieved at the target level (100%). Finally, the “maximum” payouts reflect the annual cash incentive that would have been due had each of the corporate goals been achieved at the maximum level applicable to that goal.
(3)	Consists of the minimum threshold, target and maximum amounts that could vest pursuant to PSUs granted to our named executive officers under our annual long-term equity incentive program. The PSU awards will vest and be earned only if certain performance goals are achieved as described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” above in this proxy statement.

(4)	Consists of stock awards for executives under our annual long-term equity incentive program for executives.
(5)	Consists of options awards for our President and Chief Executive Officer, Mr. Karnani, under our annual long-term equity incentive program for executives.
(6)	The exercise price of a share of our common stock on a particular date for purposes of granting stock options is determined as the closing price as reported on The NASDAQ Global Select Market on the date of grant.
(7)	Amounts reported reflect the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC 718. These amounts do not represent the actual amounts paid or realized by the named executive officer during 2024. Assumptions used in the calculation of these amounts are described in Note 18, “Stock-based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(8)	Consists of a stock award granted under our non-employee director policy.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2024. All our outstanding equity awards are governed by the Collegium Pharmaceutical, Inc. Amended and Restated 2014 Stock Incentive Plan. The market value of stock awards is based on the closing market price of our common stock of $28.65 per share on December 31, 2024:

		Option Awards							Stock Awards
Name(20)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vikram Karnani	11/12/2024	—		130,344	(1)	—	31.41	11/12/2034	105,972	(4)	3,036,098	211,944	(17)	6,072,196
Michael Heffernan, R.Ph.	1/25/2018	150,000	(1)	—		—	24.35	1/25/2028	—		—	—		—
	5/20/2020	8,095	(2)	—		—	22.05	5/20/2030	—		—	—		—
	5/16/2024	—		—		—	—		7,693	(5)	220,404	—		—
Colleen Tupper	5/24/2021	—		—		—	—		10,500	(4)	300,825	—		—
	2/10/2022	—		—		—	—		45,866	(6)	1,314,061	—		—
	2/10/2023	—		—		—	—		37,645	(7)	1,078,529	23,166	(18)	663,706
	2/12/2024	—		—		—	—		44,080	(8)	1,262,892	27,840	(19)	797,616
Shirley Kuhlmann	4/4/2018	40,000	(3)	—		—	24.03	4/4/2028	—		—	—		—
	2/5/2020	27,500	(1)	—		—	21.34	2/5/2030	—		—	—		—
	1/19/2021	—		—		—	—		11,340	(4)	324,891	—		—
	2/10/2022	—		—		—	—		49,535	(9)	1,419,178	—		—
	2/10/2023	—		—		—	—		40,219	(10)	1,152,274	24,750	(18)	709,088
	2/12/2024	—		—		—	—		47,120	(11)	1,349,988	29,760	(19)	852,624
Scott Dreyer	1/25/2019	17,600	(1)	—		—	15.90	1/25/2029	—		—	—		—
	2/5/2020	21,250	(1)	—		—	21.34	2/5/2030	—		—	—		—
	1/19/2021	—		—		—	—		11,445	(4)	327,899	—		—
	2/10/2022	—		—		—	—		45,866	(12)	1,314,061	—		—
	2/10/2023	—		—		—	—		37,002	(13)	1,060,107	22,770	(18)	652,361
	2/12/2024	—		—		—	—		38,000	(14)	1,088,700	24,000	(19)	687,600
Thomas Smith, M.D.	2/10/2023	—		—		—	—		26,062	(15)	746,676	16,038	(18)	459,489
	2/12/2024	—		—		—	—		33,440	(16)	958,056	21,120	(19)	605,088

(1)	Represents time-based option awards that vest and become exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on the first anniversary of the grant date and the remaining shares underlying the option vesting in quarterly installments over the remaining three years of the four-year period, generally subject to the executive's continued employment with the company on the applicable vesting date.

(2)	Represents time-based options award that was granted during Mr. Heffernan’s service as Chairman of our board. Such award vested and became exercisable on the first anniversary of the grant date.
(3)	Represents time-based option awards that vest and become exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on the first anniversary of the grant date and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period, generally subject to the executive’s continued employment with the company on the applicable vesting date.
(4)	Represents time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date, generally subject to the executive’s continued employment with the company on the applicable vesting date.
(5)	During 2024, Mr. Heffernan served as Chairman of our board. Mr. Heffernan also served as Interim Chief Executive Officer from May 2024 until November 2024. Represents time-based restricted stock units that vest on the first anniversary of the grant date subject to continued service on our board until the applicable vesting date.
(6)	Includes 26,250 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 19,616 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(7)	Includes 33,784 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 3,861 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(8)	Includes 40,600 time-based restricted stock units that vest over the three-year period following the grant date, with 33% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining two years of the three-year period following the award date and 3,480 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(9)	Includes 28,350 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 21,185 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(10)	Includes 36,094 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 4,125 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(11)	Includes 43,400 time-based restricted stock units that vest over the three-year period following the grant date, with 33% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining two years of the three-year period following the award date and 3,720 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(12)	Includes 26,250 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 19,616 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(13)	Includes 33,207 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 3,795 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(14)	Includes 35,000 time-based restricted stock units that vest over the three-year period following the grant date, with 33% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining two years of the three-year period following the award date and 3,000 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(15)	Includes 23,389 time-based restricted stock units that vest over the four-year period following the grant date, with 25% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining three years of the four-year period following the award date and 2,673 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(16)	Includes 30,800 time-based restricted stock units that vest over the three-year period following the grant date, with 33% vesting on the first anniversary of the grant date and the balance vesting in equal annual installments (in each case, rounded up to the nearest whole share) over the remaining two years of the three-year period following the award date and 2,640 performance share units for which relevant performance conditions were satisfied as of the fiscal year-end, but performance share units were subject to forfeiture conditions until vesting was determined by the compensation committee on February 4, 2025.
(17)	These performance share units vest following annual performance periods and a three-year performance period, subject to the satisfaction of the annual and cumulative performance criteria as determined by the compensation committee. These amounts reflect an estimate of the unvested PSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table, it is assumed that the PSUs will be earned at the maximum level as performance in the previous fiscal year exceeded target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods. Approximately 20% of the amounts reported correspond to each of the annual performance periods from January 1, 2025 to December 31, 2025, January 1, 2026 to December 31, 2026, and January 1, 2027 to December 31, 2027, and the remaining 40% corresponds to the cumulative performance period of January 1, 2025 through December 31, 2027.
(18)	These performance share units vest following annual performance periods and a three-year performance period, subject to the satisfaction of the annual and cumulative performance criteria as determined by the compensation committee. These amounts reflect an estimate of the unvested PSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table, it is assumed that the PSUs will be earned at the maximum level as performance in the previous fiscal year exceeded target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods. Approximately 33% of the amounts reported correspond to each of the annual performance periods from January 1, 2025 to December 31, 2025 and the remainder corresponds to the cumulative performance period of January 1, 2023 through December 31, 2025.
(19)	These performance share units vest following annual performance periods and a three-year performance period, subject to the satisfaction of the annual and cumulative performance criteria as determined by the compensation committee. These amounts reflect an estimate of the unvested PSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table, it is assumed that the PSUs will be earned at the maximum level as performance in the previous fiscal year exceeded target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods. Approximately 25% of the amounts reported correspond to each of the annual performance periods from January 1, 2025 to December 31, 2025 and January 1, 2026 to December 31, 2026, and the remaining 50% corresponds to the cumulative performance period of January 1, 2024 through December 31, 2026.
(20)	Mr. Ciaffoni did not hold any unexercised options or unvested stock awards as of December 31, 2024.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises and stock vested during the year ended December 31, 2024 with respect to each of our named executive officers:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Vikram Karnani	—	—	—	—
Michael Heffernan, R.Ph.	—	—	9,792	334,397
Joseph Ciaffoni	108,293	1,032,322	603,529	20,518,046
Colleen Tupper	—	—	65,742	2,215,505
Shirley Kuhlmann	—	—	76,981	2,594,260
Scott Dreyer	75,000	738,495	72,706	2,450,192
Thomas Smith, M.D.	—	—	12,419	418,520

Employment Agreements

We have employment and other service agreements with all our named executive officers. The following is a summary of the material terms of each employment agreement. Each executive employment agreement provides for:

•	Base salary: The employment agreements state an initial base salary, which is subject to annual adjustments. Base salaries for each of our named executive officers for 2024 are as set forth above in the section entitled “Compensation Discussion and Analysis—2024 Executive Compensation of Our Named Executive Officers.”
•	Annual cash incentive opportunity: The employment agreements state an initial annual cash incentive opportunity, expressed as a percentage of the then-current base salary. Annual cash incentive opportunities for each of our named executive officers for 2024 are as set forth above in the section entitled “Compensation Discussion and Analysis—2024 Executive Compensation of Our Named Executive Officers.”
•	Other Benefits: Each named executive officer is entitled to participate in all our employee benefit plans, subject to the terms and conditions applicable to such plans.
•	Restrictive Covenants: Each executive employment agreement contains non-competition, non-solicitation and employee no-hire covenants that apply during employment and the 12-month period thereafter (or the 18-month period thereafter for Mr. Karnani) and a perpetual confidentiality covenant.

Potential Payments upon Termination without Cause or Resignation for Good Reason

Pursuant to the executive employment agreements, if the employment of an executive is terminated by the Company without Cause or if the executive resigns with Good Reason (as each term is defined in the employment agreements), and such termination does not occur on or within the 12 month period following a change in control (or for Mr. Karnani, if such termination does not occur during the one month period preceding a change in control through the 12 month period following a change in control), then Mr. Karnani would be entitled to 18 months of severance benefits and each other executive would be entitled to 12 months of severance benefits. During his or her applicable severance period, and subject to the Company’s receipt of a general release of claims and the terminated executive’s continued compliance with their restrictive covenants, the applicable executive would receive the following severance benefits, less applicable tax withholding:

•	payment of any annual bonus otherwise payable (but for the cessation of executive’s employment) with respect to a year ended prior to the cessation of executive’s employment;
•	continuation of the executive’s then-current base salary in accordance with normal payroll procedures for the applicable severance period;
•	payment of a cash severance benefit equal to the executive’s annual bonus at the target percentage for the year in which the termination occurs (except in the case of Mr. Karnani, who would receive payment of a cash severance benefit equal to 150% of his annual bonus at the target percentage for the year in which the termination occurs), paid in monthly installments over the applicable severance period;
•	the executive’s unvested equity incentives that are subject only to time-based vesting and would have vested over the applicable severance period will become immediately and automatically fully vested and exercisable;
•	the executive’s unvested equity incentives that are subject to performance-based vesting and would have vested over the applicable severance period will vest based on the compensation committee’s determination of achievement of the applicable performance criteria through the date of termination; and
•	waiver of the applicable premium otherwise payable for COBRA continuation coverage for the executive, if applicable (and, to the extent covered immediately prior to the date of such cessation, his or her eligible dependents) during the applicable severance period.

For each named executive officer, the following table sets forth quantitative estimates of the payments and benefits that would have become payable if such executive’s employment had been terminated without cause or the executive resigned for good reason on December 31, 2024 other than in connection with a change of control. Amounts below reflect potential payments pursuant to the employment agreements for such named executive officers as described above in the section titled “—Employment Agreements.”

Name	Salary Continuation ($)(1)	Annual Cash Incentive ($)(2)	Benefit Continuation ($)(3)	Value of Stock Awards Vesting ($)(4)	Value of Option Awards Vesting ($)(5)	Total ($)
Vikram Karnani	1,312,500	984,375	38,826	1,366,233	—	3,701,934
Michael Heffernan, R.Ph. (6)	—	—	—	—	—	—
Joseph Ciaffoni (7)	1,312,500	984,375	39,326	9,330,446	—	11,666,647
Colleen Tupper	518,000	259,000	26,217	2,159,522	—	2,962,739
Shirley Kuhlmann	529,000	264,500	26,217	2,321,853	—	3,141,570
Scott Dreyer	493,000	246,500	26,217	2,111,963	—	2,877,680
Thomas Smith, M.D.	476,000	238,000	36,925	669,694	—	1,420,619

(1)	Continuation of base salary following termination of employment paid in installments over an 18-month period for Mr. Karnani, and 12-month period for Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith.
(2)	Target cash incentive equal to 150% target bonus paid over an 18-month period for Mr. Karnani and Mr. Ciaffoni, and 100% target bonus paid over a 12-month period for Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith.
(3)	Estimated value of continued group health insurance for 18 months for Mr. Karnani and Mr. Ciaffoni, and 12 months for Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith.
(4)	Amounts reflect the value of restricted stock units and performance share units that would become vested based on the closing price of our common stock of $28.65 per share on December 31, 2024.
(5)	Amounts reflect the intrinsic value of unvested stock options that would become vested based on the spread between the closing stock price of our common stock of $28.65 per share on December 31, 2024, and the exercise price applicable to such stock option.
(6)	Mr. Heffernan’s Letter Agreement did not provide for any termination benefits resignation for good reason or termination without cause. For more information, see “Employment Agreements — Heffernan Interim President and Chief Executive Officer Letter Agreement.”
(7)	On May 24, 2024, we entered into a separation and release agreement with Mr. Ciaffoni pursuant to which he was entitled to (i) 18 months of base salary continuation, (ii) target cash incentive equal to 150% target bonus, (iii) accelerated vesting of any time-based equity incentives that would have vested during the eighteen (18) month period immediately following the separation date, (iv) vesting and settlement of any unvested performance-based equity incentives equal to what would have vested in connection with any annual or cumulative performance vesting period that ends during the eighteen (18) month period immediately following the separation date, and (v) estimated value of continued group health insurance for 18 months.

Potential Payments Upon Termination or Change in Control

Pursuant to the executive employment agreements, if the employment of an executive is terminated by the Company without Cause or if the executive resigns with Good Reason (as each term is defined in the employment agreements), and such termination occurs on or within the 12 month period following a change in control (and for Mr. Karnani, if such termination occurs during the one month period preceding a change in control through the 12 month period following a change in control), then subject to the Company’s receipt of a general release of claims and the terminated executive’s continued compliance with their restrictive covenants, the applicable executive would receive the following severance benefits, less applicable tax withholding:

•	payment of any annual bonus otherwise payable (but for the cessation of executive’s employment) with respect to a year ended prior to the cessation of executive’s employment;

•	a lump sum payment equal to 1.5 times the executive’s then-current base salary (except in the case of Mr. Karnani, who would receive payment of a cash severance benefit equal to 2 times his then-current base salary);
•	a lump sum payment equal to 150% of the executive’s annual bonus at the target percentage for the year in which the termination occurs (except in the case of Mr. Karnani, who would receive payment of a cash severance benefit equal to 200% of his annual bonus at the target percentage for the year in which the termination occurs);
•	the executive’s unvested equity incentives that are subject only to time-based vesting will become immediately and automatically fully vested and exercisable;
•	the executive’s unvested equity incentives that are subject to performance-based vesting will vest, if at all, based on the terms of the equity plan and applicable award agreement; and
•	waiver of the applicable premium otherwise payable for COBRA continuation coverage for the executive, if applicable (and, to the extent covered immediately prior to the date of such cessation, his or her eligible dependents) during the 18-month period following the date of termination (or the 24-month period for Mr. Karnani).

For each named executive officer, other than Messrs. Ciaffoni and Hefferman who are addressed in the table above, the following table sets forth quantitative estimates of the payments and benefits that would have become payable if such executive’s employment had been terminated without cause or the executive resigned for good reason on December 31, 2024, assuming that such termination occurs within twelve months following a change of control. Amounts below reflect potential payments pursuant to the employment agreements for such named executive officers as described above in the section titled “—Employment Agreements.”

Name	Salary Continuation ($)(1)	Annual Cash Incentive ($)(2)	Benefit Continuation ($)(3)	Value of Stock Awards Vesting ($)(4)	Value of Option Awards Vesting ($)(5)	Total ($)
Vikram Karnani	1,750,000	1,312,500	51,768	9,108,293	—	12,222,561
Michael Heffernan, R.Ph.	—	—	—	—	—	—
Joseph Ciaffoni	—	—	—	—	—	—
Colleen Tupper	777,000	388,500	39,326	5,417,629	—	6,622,455
Shirley Kuhlmann	793,500	396,750	39,326	5,808,043	—	7,037,619
Scott Dreyer	739,500	369,750	39,326	5,130,728	—	6,279,304
Thomas Smith, M.D.	714,000	357,000	55,387	2,769,309	—	3,895,696

(1)	Continuation of base salary following termination of employment paid in a lump sum payment equal to 24 months of annual base salary for Mr. Karnani, and 18 months of annual base salary for Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith.
(2)	Annual cash incentive following termination of employment paid in a lump sum payment equal to 200% target bonus for Mr. Karnani, and 150% target bonus for Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith.
(3)	Estimated value of continued group health insurance for 24 months for Mr. Karnani, and 18 months for Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith.
(4)	Amounts reflect the value of restricted stock units and performance share units that would become vested based on the closing price of our common stock of $28.65 per share on December 31, 2024.

(5)	Amounts reflect the intrinsic value of unvested stock options that would become vested based on the spread between the closing stock price of our common stock of $28.65 per share on December 31, 2024, and the exercise price applicable to such stock option.

Potential Payments Upon Death or Disability

Pursuant to Mr. Ciaffoni’s and Mr. Karnani’s employment agreements, if the employment for applicable executive is terminated due to his death or Disability (as such term is defined in his employment agreement), then subject to the Company’s receipt of a general release of claims and (except in the case of his death) his  continued compliance with their restrictive covenants, the applicable executive would receive the following severance benefits, less applicable tax withholding:

•	payment of any annual bonus otherwise payable (but for the cessation of executive’s employment) with respect to a year ended prior to the cessation of executive’s employment;
•	a lump sum payment equal to the executive’s annual bonus that would have been paid for the year in which the termination occurs had the executive remained employed, prorated based on the number of days worked in the applicable year in which the termination occurs and paid at the time when normal bonuses are paid for such year;
•	the executive’s unvested equity incentives will become immediately and automatically fully vested and exercisable; and
•	waiver of the applicable premium otherwise payable for COBRA continuation coverage for the executive, if applicable (and, to the extent covered immediately prior to the date of such cessation, his or her eligible dependents) during the 12-month period following the date of termination.

The following table sets forth quantitative estimates of the payments and benefits that would have become payable if Mr. Karnani’s employment had ceased upon his death or Disability (as defined in the applicable employment agreement) on December 31, 2024. Amounts below reflect potential payments pursuant to the employment agreement for each of Mr. Karnani as described above in the section titled “—Employment Agreements.”

Name	Annual Cash Incentive ($)(1)	Benefit Continuation ($)(2)	Value of Stock Awards Vesting ($)(3)	Value of Option Awards Vesting ($)(4)	Total ($)
Vikram Karnani	656,250	25,884	9,108,293	—	9,790,427

(1)	Amount equal to the annual bonus that would have been paid to Mr. Karnani for the fiscal year in which his employment terminates (had his employment not terminated), multiplied by a fraction equal to the number of days each individual worked through the date of termination of employment over 365, which amount shall be paid in the year following employment termination at the time annual bonuses are paid to the Company’s senior executives.
(2)	Estimated value of continued group health insurance for 12 months.
(3)	Amount reflects the value of restricted stock units and performance share units that would become vested based on the closing price of our common stock of $28.65 per share on December 31, 2024.
(4)	Amount reflects the intrinsic value of unvested stock options that would become vested based on the spread between the closing stock price of our common stock of $28.65 per share on December 31, 2024, and the exercise price applicable to such stock option.

Ciaffoni Separation and Release Agreement

On May 24, 2024, Mr. Ciaffoni’s employment as our President and Chief Executive Officer was terminated as a termination without cause pursuant to the terms of his employment agreement. In connection with his termination, on May 24, 2024, we entered into a Separation and Release Agreement with Mr. Ciaffoni (the “Ciaffoni Separation Agreement”).

Pursuant to the Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Mr. Ciaffoni set forth therein, Mr. Ciaffoni received the following severance benefits to which he was entitled pursuant to Section 5.1 of his employment agreement in connection with a termination without cause: (i) salary continuation of Mr. Ciaffoni’s base salary for a period of 18 months (the “Ciaffoni Severance Period”); (ii) a cash severance payment equal to 150% of Mr. Ciaffoni’s annual bonus at his target percentage of 75% for 2024, paid in monthly installments over the Ciaffoni Severance Period; (iii) reimbursement of Mr. Ciaffoni’s health insurance COBRA premiums for continuing his health care coverage and the coverage of his dependents for the Ciaffoni Severance Period; (iv) acceleration of vesting of all unvested restricted stock units, restricted stock, stock options and other equity incentives awarded to Mr. Ciaffoni by the Company that were subject to time-based vesting and would have vested over the Ciaffoni Severance Period; and (v) acceleration of vesting and settlement of all unvested restricted stock units, restricted stock, stock options and other equity incentives awarded to Mr. Ciaffoni by the Company that were subject to performance-based vesting equal to what would have vested in connection with any annual or cumulative performance vesting period that ends during Ciaffoni Severance Period, as determined by the Compensation Committee in its reasonable discretion, with the exception of all PSUs that are based on TSR, for which the determination of vesting was based on TSR for the applicable performance period through May 24, 2024. For more information regarding the vesting of such PSUs, as determined by the Compensation Committee, see “2024 Executive Compensation of Our Named Executive Officers — Long-Term Equity Incentives.”

Heffernan Interim President and Chief Executive Officer Letter Agreement

On May 24, 2024, in connection with Mr. Ciaffoni’s separation and Mr. Heffernan’s appointment to interim Chief Executive Officer, we entered into a letter agreement with Mr. Heffernan (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Heffernan received a base salary at an annual rate of $291,666 (representing one-third of the prior base salary of Mr. Ciaffoni) while serving as interim Chief Executive Officer until November 12, 2024 in connection with Mr. Karnani’s appointment to Chief Executive Officer. The Letter Agreement terminated on November 12, 2024.

Kuhlmann Separation and Release Agreement

On March 7, 2025, Ms. Kuhlmann’s employment as our Executive Vice President, Chief Administrative Officer, General Counsel & Secretary was terminated as a termination without cause pursuant to the terms of her employment agreement. In connection with her termination, on March 7, 2025, we entered into a Separation and Release Agreement with Ms. Kuhlmann (the “Kuhlmann Separation Agreement”).

Pursuant to the Kuhlmann Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Ms. Kuhlmann set forth therein, Ms. Kuhlmann received the following severance benefits to which she was entitled pursuant to Section 5.1 of her employment agreement in connection with a termination without cause: (i) monthly severance payments equal to one-twelfth of Ms.

Kuhlmann’s base salary for a period of 12 months (the “Kuhlmann Severance Period”); (ii) a cash severance payment equal to 100% of Ms. Kuhlman’s annual bonus at her target percentage of 50% for 2025, paid in monthly installments over the Kuhlmann Severance Period; (iii) reimbursement of Ms. Kuhlmann’s health insurance COBRA premiums for continuing her health care coverage and the coverage of her dependents for the Kuhlmann Severance Period; (iv) acceleration of vesting of all unvested restricted stock units, restricted stock, stock options and other equity incentives awarded to Ms. Kuhlmann by the Company that were subject to time-based vesting and would have vested over the Kuhlmann Severance Period; and (v) acceleration of vesting and settlement of all unvested restricted stock units, restricted stock, stock options and other equity incentives awarded to Ms. Kuhlmann by the Company that were subject to performance-based vesting equal to what would have vested in connection with any annual or cumulative performance vesting period that ends during the Kuhlmann Severance Period, as determined by the Compensation Committee in its reasonable discretion, with the exception of all PSUs that were based on TSR, for which the determination of vesting was based on TSR for the applicable performance period through March 7, 2025.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our President and Chief Executive Officer, and the ratio of these two amounts.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we must identify our median employee once every three years. We have determined the 2024 annual total compensation of our median compensated employee, excluding Messers. Karnani, Heffernan and Ciaffoni, to be $223,542. We included all employees, whether employed on a full-time, or part-time, salaried, or hourly basis. Target total compensation used to identify the median employee was based on annual base salary paid, target bonus opportunity, and the grant date fair value of equity awards granted for 2024 and was consistently applied for all employees. After identifying our median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table in this proxy statement.

We determined the median of the annual total compensation of all employees, excluding each of Messers. Karnani, Heffernan and Ciaffoni, for 2024 was $223,542. In November 2024, Mr. Karnani was appointed our Chief Executive Officer. We elected to calculate the pay ratio using Mr. Karnani’s total compensation for 2024. In accordance with SEC rules, and for purposes of the calculation, we annualized Mr. Karnani’s Chief Executive Officer base salary, by assuming that he would have earned an aggregate of $875,000 for 2024 had he been Chief Executive Officer for the entire year. Additionally, we annualized Mr. Karnani’s bonus payout since his target bonus opportunity was prorated for the dates he actually served as Chief Executive Officer in 2024. We did not make any adjustments to Mr. Karnani’s equity award values as shown in the Summary Compensation Table, because those values include Mr. Karnani initial 2024 equity grants.

For the year ended December 31, 2024, (i) the annual total compensation of our Chief Executive Officer calculated according to this method was $12,083,068; (ii) the annual total compensation of our median employee was $223,542; and (iii) based on this information, we reasonably estimate our Pay Ratio to be 54:1. Because the SEC rules for identifying the median employee and calculating the Pay Ratio allow companies to use different methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions, the Pay Ratio calculation presented above is a reasonable estimate and may not be comparable to the pay ratio reported by other companies.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

									Total Shareholder Return (Value of Initial Fixed $100 Investment)
Year	Summary Compensation Table Total for PEO 1 (Karnani)(1) ($)	Compensation Actually Paid to PEO 1 (Karnani)(4) ($)	Summary Compensation Table Total for PEO 2 (Heffernan)(2) ($)	Compensation Actually Paid to PEO 2 (Heffernan)(4) ($)	Summary Compensation Table Total for PEO 3 (Ciaffoni)(3) ($)	Compensation Actually Paid to PEO 3 (Ciaffoni)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(5)($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	COLL TSR (6) ($)	Peer Group TSR (7) ($)	Net Income (millions)(8) ($)	Adjusted EBITDA (millions)(9) ($)
2024	10,780,125	9,583,786	466,455	460,835	10,689,852	36,476	2,945,682	2,448,310	139.21	118.20	69	401
2023	—	—	—	—	9,142,924	15,001,055	2,566,547	3,732,025	149.56	118.87	48	367
2022	—	—	—	—	6,917,530	10,486,100	1,846,402	1,984,482	112.73	113.65	(25)	266
2021	—	—	—	—	7,314,335	5,084,054	2,179,351	462,642	90.77	126.45	72	118
2020	—	—	—	—	6,042,639	5,159,204	2,158,889	1,870,232	97.33	126.42	27	140

(1)	Amounts represent the total compensation reported for Mr. Karnani (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)	Amounts represent the total compensation reported for Mr. Heffernan (our former interim Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(3)	Amounts represent the total compensation reported for Mr. Ciaffoni (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(4)	The Summary Compensation Table totals reported for each PEO and the average of the Summary Compensation Table totals reported for the Non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid” and do not reflect the actual amount of compensation earned by each PEO and Non-PEO NEOs during the applicable year:

	2024				2023		2022		2021		2020
	Karnani ($)	Heffernan ($)	Ciaffoni ($)	Average for Other NEOs ($)	PEO ($)	Average for Other NEOs ($)	PEO ($)	Average for Other NEOs ($)	PEO ($)	Average for Other NEOs ($)	PEO ($)	Average for Other NEOs ($)
Summary Compensation Table "Total"	10,780,125	466,455	10,689,852	2,945,682	9,142,924	2,566,547	6,917,530	1,846,402	7,314,335	2,179,351	6,042,639	2,158,889
Adjustments:
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns (if applicable) of the Summary Compensation Table	(10,051,694)	(259,023)	(9,372,916)	(1,985,342)	(7,691,315)	(1,827,070)	(5,231,750)	(1,111,785)	(6,214,320)	(1,682,609)	(4,910,651)	(1,498,890)
Increase/(decrease) for the Inclusion of Rule 402(v) Equity Values:
Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	8,855,355	220,404	—	1,603,235	9,008,809	2,126,738	7,137,019	1,220,089	4,465,202	819,304	4,078,624	1,290,232
Change as of the end of the covered fiscal year from the end of the prior fiscal year in fair value of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	—	—	—	(283,364)	3,730,190	725,566	1,856,809	243,592	(1,079,877)	(122,874)	(12,117)	(29,695)
Fair value as of the vesting date for awards that are granted and vest in the same year	—	—	2,583,401	—	—	—	—	51,914	—	—	—	—
Change as of the vesting date from the end of the prior fiscal year in fair value of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	—	32,999	2,147,255	168,100	810,447	140,244	(193,508)	(17,831)	598,714	139,828	(39,291)	(50,306)
Fair value at the end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	(6,011,116)	—	—	—	—	(247,898)	—	(870,358)	—	—
Compensation Actually Paid	9,583,786	460,835	36,476	2,448,310	15,001,055	3,732,025	10,486,100	1,984,482	5,084,054	462,642	5,159,204	1,870,232

(5)

Amounts represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group (i.e., excluding the appliable PEOs) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith; (ii) for 2023, Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, and Dr. Smith; (iii) for 2022, Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, Dr. Smith, and Dr. Malamut (our former Chief Medical Officer); (iv) for 2021, Ms. Tupper, Ms. Kuhlmann, Mr. Dreyer, Dr. Malamut, Mr. Brannelly (our former Executive Vice President and Chief Financial Officer), and Dr. Fleming (our former Executive Vice President and Chief Technology Officer); and (v) for 2020, Ms. Kuhlmann, Dr. Malamut, Mr. Brannelly, and Dr. Fleming.

(6)

Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The measurement period is determined in accordance with the requirements of Item 402(v)(2)(iv) of Regulation S-K.

(7)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Biotechnology Index.

(8)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(9)

Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures

Our executive compensation program reflects a variable pay-for-performance philosophy. The metrics that we use for both our short- and long-term cash and equity incentives are selected based on the objective of motivating our management team to create long-term value for our shareholders through the achievement of strategic business objectives, while effectively managing the risks and challenges inherent to a growing specialty pharmaceutical company. The most important financial performance measures we use to link executive compensation actually paid to our named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Total net revenue;
•	Adjusted EBITDA; and
•	Relative TSR (our TSR compared to the TSR for the S&P Pharmaceutical Select Industry Index).

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” our compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore, do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding each PEO) is aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is primarily related to our use of long-term equity incentives in our compensation program. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” we generally target that approximately 70% of the value of total compensation awarded to the NEOs is comprised of long-term equity incentives comprising of a mix of RSUs and PSUs.

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding each PEO) is generally not aligned with our net income over the five years presented in the table. We do not use net income as a performance measure in our overall executive compensation program because it includes several adjustments that occur in our business but that we believe do not represent ongoing operations. Instead, we use Adjusted EBITDA and Total Net Revenue, as described in the section “Executive Compensation – Compensation Discussion and Analysis,” as performance metrics in our cash incentive compensation program.

Compensation Actually Paid and Adjusted EBITDA

As demonstrated by the following graph, the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding each PEO) is generally aligned with the Company’s Adjusted EBITDA over the five years presented in the table. As described above, Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, we have determined that Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used in our compensation program to link compensation actually paid to our NEOs, for the most recently completed fiscal year to Company performance. We utilize Adjusted EBITDA as a performance metric in our annual cash incentive compensation program.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As demonstrated by the following graph, at the end of the five year period presented in the table the Company’s cumulative TSR exceeded the cumulative TSR of the peer group, the Nasdaq Biotechnology Index. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” we use relative TSR as compared to the S&P Pharmaceutical Select Industry Index as a performance measure in connection with the PSU component of our long-term equity incentives.

Policies and Practices Regarding Grants of Equity Awards

Our compensation committee and board generally make equity grants on regularly scheduled dates, which includes grants in February for executive officers and other employees and following our annual meetings of shareholders for non-employee directors. The board or compensation committee may change any regularly scheduled grant date if the board or compensation committee determines that making grants on such date would not be in the Company's best interest. Equity grants may also be made on other dates in connection with new hires, promotions or similar events. During 2024, our compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards to our executive officers (including our named executive officers), and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

On November 6, 2024 the board approved Mr. Karnani’s new hire equity grants. These awards were made on November 12, 2024, the first day of Mr. Karnani’s employment with the Company. On November 14, 2024, the Company amended a periodic report on Form 8-K to include certain financial information and pro forma financial information in connection with the Company’s acquisition of Ironshore. The table below provides information regarding Mr. Karnani’s option grant.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Share)	Grant Date Fair Value of the Award

Percentage Change
in the Closing
Market Price of the
Securities
Underlying the
Award Between
the Trading Day
Ending
Immediately Prior
to the Disclosure of
Material Nonpublic
Information and
the Trading Day
Beginning
Immediately Following
the Disclosure of
Material Nonpublic
Information

Vikram Karnani	11/12/2024	130,344	31.41	2,228,622	(2)%

certain relationships and related party transactions

The following includes a summary of transactions since January 1, 2024 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers that provide for salary, cash incentives, and severance compensation. For more information regarding these employment agreements, see “Executive Compensation — Employment Agreements,” “Executive Compensation — Potential Payments upon Termination without Cause or Resignation for Good Reason,” “Executive Compensation — Potential Payments Upon Termination or Change in Control,” and “Executive Compensation — Potential Payments Upon Death or Disability.”

Equity Issued to Executive Officers and Directors

We have granted equity awards to our named executive officers and non-employee directors, as more fully described in “Executive Compensation — Employment Agreements,” “Executive Compensation — Grants of Plan-Based Awards” and “Proposal 1: Election of Directors — Corporate Governance — Compensation of Non-Employee Directors.”

Indemnification Agreements with our Directors and Officers

We have entered into, and intend to continue to enter into, indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our articles of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors and/or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

Our Board has adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we will review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our Chief Financial Officer of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee determines whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;
•	the commercial reasonableness of the terms of the transaction;
•	the benefit and perceived benefit, or lack thereof, to us;
•	the opportunity costs of alternate transactions; and
•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of us and our shareholders. Our related party transaction policy is available on our website, www.collegiumpharma.com, under the “Investors” section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

3. “SAY ON FREQUENCY” PROPOSAL

Advisory Vote to Approve of the Preferred Frequency of Shareholder Advisory Votes on the Compensation of Our Named Executive Officers

The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit an advisory vote on the compensation of our named executive officers. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

We currently conduct an advisory vote on executive compensation (say-on-pay) each year. The Board believes that an annual executive compensation advisory vote facilitates more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters.

Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of executive compensation advisory votes. However, because this vote is advisory and non-binding, our board of directors may decide that it is in the best interests of our shareholders and the company to hold the advisory vote to approve executive compensation more or less frequently.

Vote Required

Advisory approval of the preferred frequency of shareholder advisory votes on the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. The votes cast “FOR” this proposal must exceed the votes cast “AGAINST” this proposal for the proposal to be approved. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” this proposal and, thus, will have no impact on the outcome of the vote.

The Board of Directors recommends voting FOR “ONE YEAR” as the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

4. AUDIT MATTERS PROPOSAL

Ratification of Independent Registered Public Accounting Firm

The audit committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and our Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Deloitte & Touche LLP was first appointed to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2016 on April 11, 2016.

Shareholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by Virginia law, our articles of incorporation or our bylaws. However, our Board is submitting the audit committee’s appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on this proposal. The votes cast “FOR” this proposal must exceed the votes cast “AGAINST” this proposal to ratify the appointment of Deloitte & Touche. Abstentions and broker non-votes, if any, will not be counted as votes cast either “FOR” or “AGAINST” this proposal and will have no impact on the outcome of the vote.

The Board of Directors recommends voting FOR the ratification of Deloitte & Touche as our independent registered public accounting firm for 2025.

Independent Registered Public Accountants’ Fees

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2023 and December 31, 2024, respectively, as described below:

	2023	2024
Fee Category	($)	($)
Audit Fees	1,564,446	2,046,111
Audit-Related Fees	164,525	19,266
Tax Fees	—	—
All Other Fees	3,790	3,790
Total Fees	1,732,761	2,069,167

Audit Fees: Audit Fees consist of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual consolidated financial statements and system of internal control over financial reporting; and the reviews of interim consolidated financial statements.

Audit-Related Fees: Audit Related Fees consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Such amounts include fees billed by Deloitte & Touche LLP for services provided in connection with merger and acquisition audit services, the submission of our Registration Statement on Form S-8 and other regulatory filings during the years ended December 31, 2023 and 2024.

Tax Fees: Tax Fees consist of fees billed for permissible professional services performed by Deloitte Tax LLP, an affiliate of Deloitte & Touche LLP. There were no such fees incurred in 2023 or 2024.

All Other Fees: Other fees consist of fees billed for a subscription to an accounting research tool for accounting and financial disclosures for the years ended December 31, 2023 and 2024.

The audit committee has considered the services listed above to be compatible with maintaining Deloitte & Touche LLP’s independence.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, the audit committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of the independent auditor or other registered public accounting firm to render services to the Company. The Chair of the audit committee and any other member of the audit committee to whom authority has been delegated by the audit committee has the authority in between meetings to pre-approve any audit or non-audit services, including fees, to be performed by the independent registered public accounting firm, provided that any such approvals are presented to the audit committee at its next scheduled meeting. In fiscal years 2023 and 2024, all the services performed by our independent registered public accounting firm were pre-approved by the audit committee pursuant to our policy.

Audit Committee Report

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.collegiumpharma.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2024 with management and with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2024. In addition, the audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and all other communications required under the PCAOB standards. The audit committee has met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examination, its evaluation of our internal control over financial reporting and the overall quality of our financial reporting. The audit committee has also received and reviewed the written disclosures from Deloitte & Touche LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Audit Committee:

Garen Bohlin, Chairman

John Freund, M.D.

John Fallon

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

5. EQUITY PLAN PROPOSAL

Approval of 2025 Equity Incentive Plan

Our shareholders are being asked to vote on a proposal to approve the implementation of the 2025 Equity Incentive Plan (the “2025 Plan”), as the successor to our 2014 Stock Incentive Plan, or the 2014 Plan, in connection with its expiration in May 2025. Our board of directors adopted the 2025 Plan on March 27, 2025, subject to shareholder approval at the Annual Meeting. The 2025 Plan will only become effective upon such shareholder approval, and no awards will be made under the 2025 Plan prior to that time. No awards shall be made under the 2014 Plan following its expiration on May 11, 2025.

Our board of directors believes that stock-based incentive awards play an important role in the success of our company by encouraging and enabling our employees, officers, non-employee directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in our company; and equity incentive awards have historically played a significant role in the compensation provided to our executive officers, non-employee directors and employees. Our board of directors believes that providing such persons with a direct stake in our company aligns their interests with those of our shareholders, incentivizes value creation, reinforces our focus on long-term, sustainable growth and serves as a key retention tool.

The 2025 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients and at levels determined to be appropriate by our board of directors and/or its compensation committee. A copy of the 2025 Plan is included as Annex A to this proxy statement and is incorporated herein by reference.

Because no further equity awards may be made under the 2014 Plan following May 11, 2025, if the 2025 Plan is not approved, we may be compelled to significantly increase the cash component of our employee, officer, and non-employee director compensation. This approach may not necessarily align those compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized in other ways.

As of March 25, 2025, there were outstanding under our 2014 Plan (i) 2,791,216 unvested RSUs with an average remaining term of 2.2 years; (ii) 313,642 unvested PRSUs with an average remaining term of 2.0 years, and (iii) stock options to acquire 735,688 shares of common stock, with a weighted average exercise price of $20.65 and a weighted average remaining term of 4.2 years.

Other than the foregoing, as of March 25, 2025 no awards were outstanding under our 2014 Plan and there were 1,874,404 shares of common stock available for future awards under the 2014 Plan; however, no awards may be made under the 2014 Plan following May 11, 2025.

Equity Plan Share Reserve Information

The following table presents information regarding outstanding equity awards and the shares available for future awards under the company’s equity plans as of March 25, 2025.

(#)
Total Shares Available for future grant under 2014 Plan as of the Record Date	1,874,404
Share Request under the 2025 Plan Proposal	1,600,000
Shares to be Available under the 2025 Plan	3,474,404

Reasons to Approve the 2025 Plan

In its determination to approve the 2025 Plan, our compensation committee reviewed an analysis prepared by Alpine, which included an analysis of our historic and estimated prospective share usage needs, certain burn rate metrics and the potential costs of the 2025 Plan. Specifically, our compensation committee considered:

●	Market Competitiveness. Our equity compensation plans play an important role in our effort to align the interests of participants and shareholders. Moreover, in our industry, equity compensation awards are an important tool in recruiting, retaining, and motivating highly skilled and critical talent, upon whose efforts our success is dependent.

●	Estimated Equity Usage and Share Pool Duration. Our compensation committee considered our historic burn rate levels and the impact of utilizing regular annual equity compensation grants in determining how long the amended share authorization could potentially last. We expect the share authorization under the 2025 Plan to provide us with enough shares for awards for up to two years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards and future circumstances that may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2025 Plan could last for a shorter or longer time.

●	External Factors. Alpine’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares reserved under the 2025 Plan is well within generally accepted standards.

The 2025 Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our compensation committee and Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.

Historic Use of Equity and Outstanding Awards

Burn Rate

The following table provides detailed information regarding the activity under our equity incentive plans and weighted average common stock outstanding for the years ended December 31, 2024, 2023, and 2022.

	2024	2023	2022
Stock options granted	130,344	—	—
RSUs granted	1,345,309	1,278,256	1,372,247
PSUs granted	308,972	216,500	241,550
RSUs forfeited	(338,101)	(206,273)	(371,495)
PSUs forfeited	(165,700)	—	(22,104)
Weighted-average common stock outstanding	32,273,850	33,741,213	33,829,495
Annual Burn Rate(1)	5.5%	4.4%	4.8%

Three-Year Average Burn Rate(2)	4.9%

(1)	Annual equity burn rate is calculated by dividing the number of shares subject to time-based equity awards granted and performance stock units granted during the year by the weighted-average number of shares outstanding during the period.
(2)	As illustrated in the table above, our three-year average burn rate for the 2022-2024 period was 4.9%, which is below the ISS industry category burn rate threshold of 5.94%.

Overhang

The following table provides certain additional information regarding our equity incentive plans. As of March 25, 2025, there were 32,273,850 shares outstanding. The closing price of our common stock as reported on Nasdaq on March 25, 2025 was $30.15 per share.

As of Record Date
Total Shares Subject to Outstanding Stock Options	735,688
Total Shares Subject to Outstanding Full Value Awards (RSUs and PSUs)	3,104,858
Weighted-Average Exercise Price of Outstanding Stock Options	$20.65
Weighted-Average Remaining Term of Outstanding Stock Options (in years)	4.2
Total Shares Available for Grant	1,874,404
Common stock outstanding	32,131,798
Simple Dilution(1)	17.8%

(1)
(1) Simple dilution is calculated by dividing the number of shares subject to outstanding awards and the total number of shares remaining available for grant by the total number of shares outstanding.

If the adoption of 2025 Plan is approved, the issuance of the 1,600,000 additional shares reserved under the 2025 Plan would dilute existing shareholders by an additional five percent on a simple dilution basis, based on the number of shares of our common stock outstanding as of March 25, 2025.

Note Regarding Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total number of shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates.

The inclusion of the information set forth above should not be regarded as an indication or prediction of actual future outcomes, and the statements should not be relied upon as such. Neither we nor any other person makes any representation to any of our shareholders regarding actual outcomes compared to the information contained in the forward-looking statements set forth above. Although presented with some numerical specificity, these statements are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time this filing was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and other factors described in this Proxy Statement.

The 2025 Plan Combines Compensation and Governance Best Practices

The 2025 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

Repricing is not allowed without shareholder approval. The 2025 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2025 Plan without prior shareholder approval.

Shareholder approval is required for additional shares. The 2025 Plan does not contain an annual “evergreen” provision. The 2025 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

No liberal change-in-control provisions. The definition of change in control in the 2025 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change-in-control transaction occurring.

Clawback Policy. Any awards granted to our executive officers under the 2025 Plan and any other grants to our executive officers are subject to our Clawback Policy, which provides for potential recoupment of such awards in connection with certain material financial restatements.

Minimum vesting requirements. The 2025 Plan contains a minimum vesting requirement for equity awards, such that no award may vest until at least one-year period following the date of grant of such award, except that up to 5 percent of the share reserve of the 2025 Plan may be subject to awards that do not meet such vesting requirements.

Reasonable Dividend Policy. The 2025 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our shares of commons stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest and (iv) no dividend equivalent rights will be granted as a component of a stock option or stock appreciation right.

No “liberal” share counting. The 2025 Plan provides that shares of common stock tendered to or withheld by the Company as consideration for of the exercise price of stock options or stock appreciation rights, to cover tax withholding obligations upon exercise of stock options or stock appreciation rights, or to cover tax withholding obligations related to any other stock awards will not be returned to the share reserve. The 2025 Plan also provides that any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the 2025 Plan or any of our predecessor equity plans are not eligible to be issued under the 2025 Plan.

Summary of Material Features of the 2025 Plan

The material features of the 2025 Plan are:

●	The maximum number of shares of common stock to be issued under the 2025 Plan is 3,474,404 (less one share for every one share of common stock granted under the 2014 Plan following March 25, 2025) plus any shares underlying outstanding stock awards granted under the 2025 Plan or the 2014 Plan that are forfeited, cancelled or otherwise terminated (other than by exercise);
●	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and dividend equivalent rights is permitted;
●	The value of all awards awarded under the 2025 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000; provided, however, that in the first calendar year in which an individual becomes a non-employee director, the aggregate value of all awards granted under the 2025 Plan and all other cash compensation paid by us may not exceed $1,000,000;
●	A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the 2025 Plan;

●	Any dividends and dividend equivalent rights accrued in connection with any equity award are subject to the same vesting provisions as the underlying award and will not be paid unless or until such underlying award has vested;
●	Stock options and stock appreciation rights will not be repriced in any manner without shareholder approval; and
●	The term of the 2025 Plan will expire on that date that is ten years from shareholder approval (or May 15, 2035 assuming shareholders approve this Proposal 4).

Based solely on the closing price of our common stock as reported by Nasdaq on March 25, 2025 and the maximum number of shares that would have been available for awards as of such date under the 2025 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2025 Plan as of such date is $104,753,281. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated under the 2025 Plan and our 2014 Plan will be added back to the shares of common stock available for issuance under the 2025 Plan. Notwithstanding the foregoing, shares underlying awards under the 2025 Plan or the 2014 Plan that are tendered or held back upon exercise of a stock option or settlement of an award under the 2025 Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the 2025 Plan.

Summary of the 2025 Plan

The following description of certain features of the 2025 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2025 Plan, which is included as Annex A hereto.

Administration. The 2025 Plan will be administered by the administrator, which may be either our board of directors or compensation committee. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2025 Plan. The administrator may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All employees, non-employee directors and consultants are eligible to participate in the 2025 Plan, subject to the discretion of the administrator. As of March 25, 2025, approximately 417 individuals would have been eligible to participate in the 2025 Plan had it been effective on such date, which includes eight executive officers, 409 employees who are not executive officers, and eight non-employee directors. There are certain limits on the number of awards that may be granted under the 2025 Plan. For example, no more than 10,000,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The 2025 Plan provides that the value of all awards awarded under the 2025 Plan and all other cash compensation paid by our company to any non-employee director in any calendar year shall not exceed $750,000 provided, however, that in the first calendar year in which an individual becomes a non-employee director, the aggregate value of all awards granted under the 2025 Plan and all other cash compensation paid by us shall not exceed $1,000,000.

Minimum Vesting Period. The minimum vesting period for each equity award granted under the Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the 2025 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with our company’s annual meeting of stockholders may vest on the date of our company’s next annual meeting of stockholders, provided that the vesting period for non-employee director annual awards is at least fifty (50) weeks from the date of grant. In addition, the administrator may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.

Stock Options. The 2025 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and (2) options that do not so qualify. Options granted under the 2025 Plan will be non-qualified options if they fail to qualify as incentive stock options. Incentive stock options may only be granted to our employees (including subsidiaries, if any). Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the administrator. In general, unless otherwise permitted by the administrator, no option granted under the 2025 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the administrator or by delivery (or at the sole discretion of the administrator, attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, at the sole discretion of the Administrator, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The administrator may award stock appreciation rights subject to such conditions and restrictions as the administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The administrator may award shares of common stock to participants subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but such dividends payable with respect to restricted stock awards shall not be paid unless and until the award vests.

Restricted Stock Units. The administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with our company through a specified vesting period. In the administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The administrator may also grant (or sell at par value or such higher purchase price determined by the administrator) shares of common stock that are free from any restrictions under the 2025 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of Restricted Stock Units or as a freestanding award and will be paid only if the related award becomes vested. In no event shall any dividend equivalent rights be granted as a component of a stock option or stock appreciation right. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. In the event of a “sale event,” as defined in the 2025 Plan, awards under the 2025 Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, such awards shall terminate. In the case of such termination, upon the effective time of the sale event, awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the administrator’s discretion or to the extent specified in the relevant award agreement. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The administrator shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2025 Plan requires the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2025 Plan, to certain limits in the 2025 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2025 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The administrator may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.

Amendments and Termination. Our board of directors may at any time amend or discontinue the 2025 Plan and the administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2025 Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the administrator to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan. Our board of directors adopted the 2025 Plan on March 27, 2025, subject to shareholder approval at the Annual Meeting. The 2025 Plan will only become effective upon such shareholder approval, and no awards will be made under the 2025 Plan prior to that time. The 2025 Plan will expire on the date that is ten years from the date of shareholder approval.

2025 New Plan Benefits

Because the grant of awards under the 2025 Plan is within the discretion of the administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2025 Plan.

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2025 Plan. It does not describe all federal tax consequences under the 2025 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2025 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the 2024 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Vote Required

Approval of our 2025 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal. The votes cast “FOR” this proposal must exceed the votes cast “AGAINST” this proposal for the proposal to be approved. Abstentions and broker non-votes, if any, will not be counted as votes cast either “FOR” or “AGAINST” this proposal and will have no impact on the outcome of the vote.

The Board of Directors recommends voting FOR the approval of the 2025 Equity Incentive Plan.

securities ownership of certain beneficial owners and management

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date, except to the extent indicated otherwise in the footnotes, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all our directors and executive officers as a group.

The percentage ownership information is based on 32,131,798 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Collegium Pharmaceutical, Inc., 100 Technology Center Drive, Suite 300, Stoughton, MA 02072.

Name and Address of Beneficial Owner		Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater shareholders:
BlackRock Institutional Trust Company, N.A.	(1)	4,950,409	15.41%
Eventide Asset Management, LLC	(2)	2,638,702	8.21%
Rubric Capital Management LP	(3)	2,350,000	7.31%
The Vanguard Group, Inc.	(4)	2,275,194	7.08%
Pacer Advisors, Inc.	(5)	2,142,491	6.67%
Renaissance Technologies LLC	(6)	1,661,549	5.17%
Principal Global Investors	(7)	1,645,051	5.12%
Directors, Nominees and Named Executive Officers:
Named Executive Officers
Vikram Karnani	(8)	—	*
Michael Heffernan, R.Ph.	(9)	208,423	*
Colleen Tupper	(10)	42,184	*
David Dieter	(11)	—	*
Scott Dreyer	(12)	38,850	*
Thomas Smith, M.D.	(13)	17,853	*
Former Executive Officers (who are named executive officers)
Joseph Ciaffoni	(14)	—	*
Shirley Kuhlmann	(15)	—	*
Directors and Director Nominees
Rita Balice-Gordon, Ph.D.	(16)	41,724	*
Garen Bohlin	(17)	60,514	*
John Fallon, M.D.	(18)	111,711	*
John Freund, M.D.	(19)	118,927	*
Nancy Lurker	(20)	—	*
Gwen Melincoff	(21)	66,969	*
Gino Santini	(22)	98,702	*
All current executive officers and directors as a group (16 persons)	(23)	805,857	2.51%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Reflects aggregate shares beneficially owned by BlackRock Institutional Trust Company, N.A. (“BlackRock”), located at 50 Hudson Yards, New York, NY 10001, based solely on a Schedule 13F filed with the SEC on February 7, 2025. Blackrock reported that it possessed sole voting and sole dispositive power over 4,912,964 and 4,950,409 shares, respectively. Blackrock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(2)	Reflects aggregate shares beneficially owned by Eventide Asset Management, LLC (“Eventide”), located at 1 International Place, Suite 4210, Boston, MA 02110, based solely on a Schedule 13F filed with the SEC on February 14, 2025. Eventide reported that it possessed sole voting and sole dispositive power over all shares beneficially owned. Eventide also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(3)	Reflects aggregate shares beneficially owned by Rubric Capital Management LP (“Rubric”) and David Rosen (“Mr. Rosen”), located at 155 East 44th Street, Suite 1630, New York, NY 10017, based solely on a Schedule 13G filed with the SEC on February 13, 2025. Rubric and Mr. Rosen reported that they did not possess sole voting or sole dispositive power over any shares beneficially owned.

Rubric and Mr. Rosen also reported that they possessed shared voting and shared dispositive power over all shares beneficially owned.
(4)	Reflects aggregate shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”), located at PO Box 2600, Valley Forge, PA 19482, based solely on a Schedule 13F filed with the SEC on February 11, 2025. Vanguard reported that it did not possess sole voting power over any shares beneficially owned but possessed sole dispositive power over 2,190,324 shares. Vanguard also reported that it possessed shared voting and shared dispositive power over 52,853 and 84,870 shares, respectively.
(5)	Reflects aggregate shares beneficially owned by Pacer Advisors, Inc. (“Pacer”), located at 500 Chesterfield Parkway, Malvern, PA 19355, based solely on a Schedule 13F filed with the SEC on January 22, 2025. Pacer reported that it possessed sole voting and sole dispositive power over all shares beneficially owned. Pacer also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(6)	Reflects aggregate shares beneficially owned by Renaissance Technologies LLC (“Renaissance”), located at 800 Third Ave, New York, NY 10022, based solely on a Schedule 13F filed with the SEC on February 13, 2025. Renaissance reported that it possessed sole voting and sole dispositive power over all shares beneficially owned. Pacer also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(7)	Reflects aggregate shares beneficially owned by Principal Global Investors (“Principal”), located at 711 High Street, Des Moines, IA 50392, based solely on a Schedule 13F filed with the SEC on January 28, 2025. Principal reported that it possessed sole voting power over 1,645,051 shares beneficially owned but did not possess sole dispositive power over any shares beneficially owned. Principal also reported that it did not possess shared voting power over any shares beneficially owned and did possess shared dispositive power over 1,645,051 shares.
(8)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(9)	Includes 165,788 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(10)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(11)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(12)	Includes 38,850 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(13)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(14)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(15)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(16)	Includes 17,748 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(17)	Includes 58,261 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(18)	Includes 64,561 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(19)	Includes 73,261 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(20)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(21)	Includes 54,775 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(22)	Includes 73,261 shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(23)	Includes 546,505 shares of common stock which the directors and executive officers: (i) have the right to acquire upon the exercise of stock options that were exercisable as of the Record Date, or that will become exercisable within 60 days after that date; or (ii) will acquire upon vesting of restricted stock units within 60 days after the Record Date.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
—2014 Stock Incentive Plan	3,616,400	20.84	1,849,020
—2015 Employee Stock Purchase Plan	—	—	2,527,178
Equity compensation plans not approved by security holders	—	—	—
Total	3,616,400	20.84	4,376,198

(1)	Includes 803,406 options, 2,483,342 restricted stock units, and 329,652 performance share units outstanding as of December 31, 2024.
(2)	Reflects the weighted-average exercise price of options outstanding as of December 31, 2024. Neither the restricted stock units nor performance share units included in footnote (1) have been included in this calculation.

The number of shares reserved for issuance under the 2014 Stock Incentive Plan automatically increased on January 1st each year, starting on January 1, 2016 and continuing through January 1, 2025, by an amount equal to four percent (4%) of the total number of shares of our capital stock outstanding on December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, our Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the maximum number of shares that may be issued in respect of awards under the 2014 Stock Incentive Plan or that the increase in the maximum number of shares that may be issued in respect of awards for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

The number of shares reserved for issuance under the 2015 Employee Stock Purchase Plan automatically increases on January 1st each year, starting on January 1, 2016 and ending on December 31, 2025, by an amount equal to the least of (a) 400,000 shares, (b) one percent (1%) of the total number of shares of our common stock outstanding on January 1st of each year, and (c) a number determined by our Board.

Shareholder Proposals and Director Nominations for 2026 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented at our 2026 Annual Meeting of Shareholders must be submitted in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that any such proposals are received by us no later than December 3, 2025, which is 120 calendar days prior to the first anniversary of the date on which our proxy statement was released to shareholders in connection with the Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders, unless the date of the 2026 Annual Meeting of Shareholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of shareholders. Therefore, to be presented at our 2026 Annual Meeting of Shareholders, such a proposal must be received by us no earlier than January 15, 2026 and no later than February 14, 2026. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then such notice must be received by the tenth day following the day on which public announcement of the date of such meeting was first made by us. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination for consideration at the 2026 Annual Meeting of Shareholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

Any proposals we do not receive in accordance with the above standards will not be voted on at the 2026 Annual Meeting of Shareholders. Shareholders are advised to review our bylaws which also specify requirements as to the form and content of a shareholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Collegium Pharmaceutical, Inc.

100 Technology Center Drive, Suite 300

Stoughton, MA 02072

Attention: Corporate Secretary

Email: ddieter@collegiumpharma.com

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (781) 713-3699 or by mail at 100 Technology Center Drive, Suite 300, Stoughton, MA 02072. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Report

This proxy statement is accompanied by our 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The 2024 Form 10-K includes our audited financial statements. We have filed the 2024 Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.collegiumpharma.com/sec-filings. In addition, upon written request to our Corporate Secretary at 100 Technology Center Drive, Suite 300, Stoughton, MA 02072, we will mail a paper copy of our 2024 Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

We do not know of any business that will be presented for consideration or action by the shareholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

ANNEX A

COLLEGIUM PHARMACEUTICAL, INC.

2025 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Collegium Pharmaceutical, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(g)Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(g) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, (1) up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period and (2) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders, provided that the vesting period is at least fifty (50) weeks from the date of grant (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to 3,474,404 shares, reduced by one share for each share of Stock granted under the Company’s Amended and Restated 2014 Stock Incentive Plan after March 25, 2025) , subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s Amended and Restated 2014 Stock Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 10,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion, may make a cash payment in lieu of fractional shares.
(c)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or

Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(d)Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000; provided, however, that in the first calendar year in which an individual becomes a Non-Employee Director, the aggregate value of all Awards awarded under this Plan and all other cash compensation paid by the Company to such Non-Employee Director for services as a Non-Employee Director shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than

110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company with respect to any unvested Restricted Shares shall accrue and shall not be paid to the grantee unless and until such Restricted Shares have vested. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. For the avoidance of doubt, in no event shall any Dividend Equivalent Rights be paid unless or until such Award has vested. In no event shall any Dividend Equivalent Rights be granted as a component of a Stock Option or Stock Appreciation Right.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the Commonwealth of Virginia, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 27, 2025

DATE APPROVED BY STOCKHOLDERS:

01 - Rita Balice-Gordon, Ph.D. 04 - John Fallon, M.D. 07 - Nancy Lurker 02 - Garen Bohlin 05 - John Freund, M.D. 08 - Gino Santini 03 - Carlos Paya 06 - Vikram Karnani 1UPX For Against Abstain For Against Abstain For Against Abstain Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2, ONE YEAR for Proposal 3 and FOR Proposals 4 and 5. A 044C1B 2. Approval of, on an advisory basis, the compensation of the Company’s named executive officers 3. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers 1. Election of Rita Balice-Gordon, Ph.D., Garen Bohlin, John Fallon M.D., John Freund, M.D., Vikram Karnani, Nancy Lurker, Carlos Paya and Gino Santini as directors to hold office until the 2026 Annual Meeting For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 5. To approve the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1 YR 2 YRS 3 YRS Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/COLL or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/COLL Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/COPI Notice of 2025 Annual Meeting of Shareholders Virtually via live webcast meetnow.global/MZQSZJF Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025 Vikram Karnani and David Dieter, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Collegium Pharmaceutical, Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, FOR Proposal 2, ONE YEAR for Proposal 3, and FOR Proposals 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Collegium Pharmaceutical, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. The 2025 Annual Meeting of Shareholders of Collegium Pharmaceutical, Inc. will be held on Thursday, May 15, 2025, at 8:30 a.m. Eastern Time, virtually via live webcast at meetnow.global/MZQSZJF. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. 2025 Annual Meeting Admission Ticket 2025 Annual Meeting of Collegium Pharmaceutical, Inc. Shareholders Thursday, May 15, 2025, 8:30 a.m. Eastern Time Virtually via live webcast meetnow.global/MZQSZJF